                                                                   Exhibit 10.01


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                                CREDIT AGREEMENT

                         DATED AS OF JANUARY 17,  1996

                                     AMONG

                            LASERMASTER CORPORATION

                                  AS BORROWER,

                            THE LENDERS NAMED HEREIN

                                  AS LENDERS,

                                      AND

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                              AS AGENT AND LENDER


================================================================================

                               TABLE OF CONTENTS
                               -----------------

1.   AMOUNT AND TERMS OF CREDIT.......................................................................... 1
     1.1   Revolving Credit Facility..................................................................... 1
     1.2   Prepayment.................................................................................... 2
     1.3   Use of Proceeds............................................................................... 3
     1.4   Interest on Revolving Credit Loan............................................................. 3
     1.5   Eligible Accounts............................................................................. 5
     1.6   Eligible Inventory............................................................................ 5
     1.7   Fees.......................................................................................... 5
     1.8   Cash Management Systems....................................................................... 6
     1.9   Receipt of Payments........................................................................... 6
     1.10  Application and Allocation of Payments........................................................ 6
     1.11  Loan Account and Accounting................................................................... 7
     1.12  Indemnity..................................................................................... 7
     1.13  Access........................................................................................ 8
     1.14  Taxes......................................................................................... 8
     1.15  Capital Adequacy; Increased Costs; Illegality................................................. 9

2.   CONDITIONS PRECEDENT................................................................................10
     2.1   Conditions to the Initial Loans...............................................................10
     2.2   Further Conditions to Each Revolving Credit Advance...........................................12

3.   REPRESENTATIONS AND WARRANTIES......................................................................13
     3.1   Corporate Existence; Compliance with Law......................................................13
     3.2   Executive Offices.............................................................................13
     3.3   Corporate Power, Authorization, Enforceable Obligations.......................................13
     3.4   Financial Statements and Projections..........................................................14
     3.5   Collateral Reports............................................................................14
     3.6   Material Adverse Effect.......................................................................15
     3.7   Ownership of Property; Liens..................................................................15
     3.8   Restrictions; No Default......................................................................15
     3.9   Labor Matters.................................................................................16
     3.10  Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness.....................16
     3.11  Government Regulation.........................................................................17
     3.12  Margin Regulations............................................................................17
     3.13  Taxes.........................................................................................17
     3.14  ERISA.........................................................................................18
     3.15  No Litigation.................................................................................19
     3.16  Brokers.......................................................................................19
     3.17  Employment Matters............................................................................19
     3.18  Patents, Trademarks, Copyrights and Licenses..................................................19
     3.19  Full Disclosure...............................................................................20

     3.20  Hazardous Materials..........................................................................20
     3.21  Insurance Policies...........................................................................20
     3.22  Deposit and Disbursement Accounts............................................................20
     3.23  [Intentionally Omitted]......................................................................21
     3.24  [Intentionally Omitted]......................................................................21
     3.25  Agreements and Other Documents...............................................................21
     3.26  FEIN.........................................................................................21

4.   FINANCIAL STATEMENTS AND INFORMATION...............................................................21
     4.1   Reports and Notices..........................................................................21
     4.2   Communication with Accountants...............................................................21

5.   AFFIRMATIVE COVENANTS..............................................................................22
     5.1   Maintenance of Existence and Conduct of Business.............................................22
     5.2   Payment of Obligations.......................................................................22
     5.3   Books and Records............................................................................22
     5.4   Litigation...................................................................................23
     5.5   Insurance....................................................................................23
     5.6   Compliance with Laws.........................................................................24
     5.7   [Intentionally Omitted.].....................................................................24
     5.8   Supplemental Disclosure......................................................................24
     5.9   Employee Plans...............................................................................24
     5.10  Environmental Matters........................................................................25
     5.11  Landlords' Agreements, Bailee Letters and Mortgagee Agreements...............................25
     5.12  Leased Locations of Collateral...............................................................25

6.   NEGATIVE COVENANTS.................................................................................26
     6.1   Mergers, Subsidiaries, Etc...................................................................26
     6.2   Investments; Loans and Advances..............................................................26
     6.3   Indebtedness.................................................................................27
     6.4   Employee Loans and Affiliate Transactions....................................................27
     6.5   Capital Structure and Business...............................................................28
     6.6   Guaranteed Indebtedness......................................................................28
     6.7   Liens........................................................................................28
     6.8   Sale of Assets...............................................................................29
     6.9   ERISA........................................................................................30
     6.10  Financial Covenants..........................................................................30
     6.11  Hazardous Materials..........................................................................30
     6.12  Sale-Leasebacks..............................................................................30
     6.13  Cancellation of Indebtedness.................................................................30
     6.14  Restricted Payments..........................................................................30
     6.15  Leases.......................................................................................31
     6.16  Fiscal Year..................................................................................31
     6.17  Change of Corporate Name or Location.........................................................31

     6.18  Sale of Stock................................................................................31
     6.19  Cash Management..............................................................................31
     6.20  No Impairment of Upstreaming.................................................................32
     6.21  Changes Relating to Subordinated Debt........................................................32
     6.22  LaserMaster Export Corporation...............................................................32

7.   TERM...............................................................................................32
     7.1   Termination..................................................................................32
     7.2   Survival of Obligations Upon Termination of Financing Arrangements...........................32

8.   EVENTS OF DEFAULT: RIGHTS AND REMEDIES.............................................................33
     8.1   Events of Default............................................................................33
     8.2   Remedies.....................................................................................35
     8.3   Waivers by Borrower..........................................................................36

9.   ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT................................................36
     9.1   Assignment and Participations................................................................36
     9.2   Appointment of Agent.........................................................................37
     9.3   Agent's Reliance, Etc........................................................................38
     9.4   GE Capital and Affiliates....................................................................39
     9.5   Lender Credit Decision.......................................................................39
     9.6   Indemnification..............................................................................39
     9.7   Successor Agent..............................................................................40
     9.8   Setoff and Sharing of Payments...............................................................40
     9.9   Disbursement of Funds........................................................................40
     9.10  Advances; Payments; Information; Non-Funding Lenders.........................................41

10.  SUCCESSORS AND ASSIGNS.............................................................................44
     10.1  Successors and Assigns.......................................................................44

11.  MISCELLANEOUS......................................................................................44
     11.1  Complete Agreement; Modification of Agreement................................................44
     11.2  Amendments and Waivers.......................................................................44
     11.3  Fees and Expenses............................................................................45
     11.4  No Waiver....................................................................................46
     11.5  Remedies.....................................................................................47
     11.6  Severability.................................................................................47
     11.7  Conflict of Terms............................................................................47
     11.8  Authorized Signature.........................................................................47
     11.9  GOVERNING LAW................................................................................47
     11.10 Notices......................................................................................48
     11.11 Section Titles...............................................................................48
     11.12 Counterparts.................................................................................48
     11.13 WAIVER OF JURY TRIAL.........................................................................48

     11.14 Press Releases...............................................................................49
     11.15 Reinstatement................................................................................49
     11.16 Release of Intellectual Property Lien........................................................49

                        INDEX OF EXHIBITS AND SCHEDULES
                        -------------------------------

Exhibit A              -         Notice of Revolving Credit Advance
Exhibit B              -         Borrowing Base Certificate
Exhibit C              -         Revolving Credit Note
Exhibit D              -         Borrower Security Agreement
Exhibit E              -         Subsidiary Security Agreement
Exhibit F              -         Holdings Guaranty
Exhibit G              -         Subsidiary Guaranty


Schedule  1.1(a)       -         Responsible Individual
Schedule  3.2          -         Executive Offices
Schedule  3.4(A)       -         Financial Statements
Schedule  3.4(B)       -         Pro Forma
Schedule  3.4(C)       -         Projections
Schedule  3.7          -         Real Estate and Leases
Schedule  3.9          -         Labor Matters
Schedule  3.10         -         Ventures, Subsidiaries and Affiliates; Outstanding Stock
Schedule  3.13         -         Tax Matters
Schedule  3.14         -         ERISA Plans
Schedule  3.15         -         Litigation
Schedule  3.17         -         Employment Matters
Schedule  3.18         -         Intellectual Property
Schedule  3.20         -         Hazardous Materials
Schedule  3.21         -         Insurance Policies
Schedule  3.22         -         Deposit and Disbursement Accounts
Schedule  3.26         -         FEIN Numbers
Schedule  5.1          -         Trade Names
Schedule  6.2          -         Investments
Schedule  6.3          -         Indebtedness
Schedule  6.4(a)       -         Transactions with Affiliates
Schedule 6.6           -         Guaranteed Indebtedness
Schedule  6.7          -         Existing Liens
Schedule 6.15          -         Real Estate Leases
Schedule  11.8         -         Authorized Signatures


Schedule A (Recitals)         -       Definitions
Schedule B (Section 1.5)      -       Eligible Accounts
Schedule C (Section 1.6)      -       Eligible Inventory

Schedule D (Section 1.8)      -       Cash Management Systems

Schedule E (Section 2.1(b))   -       Schedule of Closing Documents
Schedule F (Section 4.1(a))   -       Financial Statements and Projections -- Reporting
Schedule G (Section 4.1(b))   -       Collateral Reports
Schedule H (Section 6.11)     -       Financial Covenants
Schedule I (Section 11.10)    -       Notice Addresses

                                CREDIT AGREEMENT

          THIS CREDIT AGREEMENT, dated as of January 17, 1996, is by and among LASERMASTER CORPORATION, a Minnesota corporation ("Borrower"), GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation (in its individual capacity, "GE Capital"), for itself, as Lender, and as Agent for Lenders, and the other Lenders from time to time party hereto.

                                   RECITALS:


          WHEREAS, Borrower desires that Lenders extend a revolving credit facility to Borrower for the purpose of refinancing certain indebtedness of Borrower, to provide working capital financing for Borrower and to provide funds for other general corporate purposes of Borrower; and Borrower desires to borrow up to $10,000,000 from Lenders and Lenders are willing to make certain loans and other extensions of credit to Borrower of up to such amount upon the terms and conditions set forth herein;

          WHEREAS, Borrower desires to secure all of its obligations under the Loan Documents by granting to Agent, on behalf of Lenders, a security interest in and lien upon certain of its property;

          WHEREAS, Holdings is willing to guaranty all of the obligations of Borrower to Lenders under the Loan Documents;

          WHEREAS, Asia/Pacific and ColorMasters are willing to guaranty all of the obligations of Borrower to Lenders under the Loan Documents and to grant to Agent, on behalf of Lenders, a security interest in and lien upon certain of its property; and

          WHEREAS, capitalized terms used in this Agreement shall have the meanings ascribed to them in Schedule A hereto; all Schedules, Exhibits and other attachments hereto, or expressly identified to this Agreement, are incorporated herein by reference, and taken together, shall constitute but a single agreement; and these Recitals shall be construed as part of this Agreement.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the parties hereto agree as follows:

1.  AMOUNT AND TERMS OF CREDIT

          1.1 Revolving Credit Facility. (a) Upon and subject to the terms and conditions hereof, each Lender, severally and not jointly, agrees to make available, from time to time, until the Commitment Termination Date, for Borrower's use and upon the request of Borrower therefor, its Pro Rata Share of advances (each, a "Revolving Credit Advance") in an aggregate amount which shall not at any given time exceed the lesser at such time of (A) the Maximum Revolving Credit

Loan and (B) an amount equal to the Borrowing Base at such time ("Borrowing Availability"); provided, however, that in no event shall the Revolving Credit Loan of any Lender exceed its Revolving Credit Loan Commitment. Until all amounts outstanding in respect of the Revolving Credit Loan shall become due and payable on the Commitment Termination Date, Borrower may from time to time borrow, repay and reborrow under this Section 1.1(a). Each Revolving Credit Advance shall be made on notice by Borrower to the individual at the Agent identified on Schedule 1.1(a) at the address specified thereon, given no later than 12:00 noon (Chicago time) on the Business Day of the proposed Revolving Credit Advance. Each such notice (a "Notice of Revolving Credit Advance") shall be substantially in the form of Exhibit A hereto, specifying therein the requested date, the amount of such Revolving Credit Advance, and such other information as may be required by Agent and shall be given in writing (by telecopy or overnight courier) or by telephone confirmed immediately in writing. Agent shall be entitled to rely upon, and shall be fully protected under this Agreement in relying upon, any Notice of Revolving Credit Advance believed by Agent to be genuine and to assume that each Person executing and delivering the same was duly authorized unless the responsible individual acting thereon for Agent shall have, at the time of reliance thereon, actual knowledge to the contrary.

          (b) Borrower shall execute and deliver to each Lender a note to evidence the Revolving Credit Loan, such note to be in the principal amount of the Revolving Credit Loan Commitment of such Lender, dated the Closing Date and substantially in the form of Exhibit C hereto (each a "Revolving Credit Note" and, collectively, the "Revolving Credit Notes"). The Revolving Credit Notes shall represent the obligation of Borrower to pay the amount of the Revolving Credit Loan Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Advances made by Lenders to Borrower and all other obligations together with interest thereon as prescribed in Section 1.5. The date and amount of each Revolving Credit Advance and each payment of principal with respect thereto shall be recorded on the books and records of Agent, which books and records shall constitute prima facie evidence of the accuracy of the information therein recorded. The entire unpaid balance of the Revolving Credit Loan shall be immediately due and payable on the Commitment Termination Date.

          1.2 Prepayment. (a) In the event that the outstanding balance of the Revolving Credit Loan shall, at any time, exceed the lesser at such time of (i) the Maximum Revolving Credit Loan and (ii) the Borrowing Base, Borrower shall immediately repay the Revolving Credit Loan in the amount of such excess.

          (b) Immediately upon receipt by Borrower or any of its Subsidiaries (other than LaserMaster Europe) of net proceeds (after deducting all expenses, including commissions, taxes payable, and amounts payable to holders of prior liens, if any, and an appropriate reserve for income taxes in connection therewith) of any asset disposition permitted by Section 6.8(ii) or (iii), Borrower shall prepay the Loans with such net proceeds in accordance with clause
(d) below; provided, however, that so long as (i) no Default or Event of Default has occurred and is continuing, (ii) Excess Availability is equal to or greater than $2,000,000 and (iii) the Average Payable Days is less than 60 days, Borrower shall not be required to prepay the Loans with any net proceeds from the sale or other disposition of any Intellectual Property ("IP Proceeds") of the Borrower or any of its

Subsidiaries (other than LaserMaster Europe); provided further, that in the event either test set forth in clause (i), (ii) or (iii) above shall no longer be met by Borrower after Borrower or any of its Subsidiaries (other than LaserMaster Europe) has received any IP Proceeds, then Borrower shall immediately prepay the Loans with any such IP Proceeds in accordance with clause
(d) below; and provided further, that so long as no Default or Event of Default has occurred and is continuing, Borrower or any of its Subsidiaries (other than LaserMaster Europe) may reinvest, within ninety (90) days after receipt thereof, the net proceeds from any sale or disposition of assets which are obsolete or no longer useful in Borrower's or any Subsidiary's (other than LaserMaster Europe) business in productive assets of a kind then used or usable in the business of Borrower and its Subsidiaries (other than LaserMaster Europe).

          (c) Borrower shall have the right at any time on thirty (30) days' prior written notice to Agent to voluntarily prepay all or part of the Revolving Credit Loan and permanently reduce or terminate the Revolving Credit Loan Commitment, provided that any such voluntary prepayment shall be accompanied by the payment of the fee required by Section 1.7(c), if any. Upon any such prepayment and permanent reduction or termination of the Revolving Credit Loan Commitment, Borrower's right to receive Revolving Credit Advances shall simultaneously terminate or be permanently reduced, as the case may be.

          (d) Any prepayments required under clause (b) above shall be applied in satisfaction of the Obligations to the principal amount of the Revolving Credit Loan outstanding and accrued interest with respect thereto until the same shall have been paid in full.

          1.3  Use of Proceeds.   Borrower shall utilize the proceeds of
Revolving Credit Advances solely for the Refinancing (and to pay any related transaction expenses) and for the financing of ordinary working capital and general corporate needs (but excluding in any event any direct or indirect redemption, purchase, repayment or defeasance of any Stock of Borrower or Holdings).

          1.4 Interest on Revolving Credit Loan. (a) Borrower shall pay interest to Agent, for the ratable benefit of Lenders in accordance with the Revolving Credit Loans being made by each Lender, in arrears on each applicable Interest Payment Date, at a rate equal to the Index Rate plus the Applicable Margin in effect from time to time.

          (b) If any payment on the Revolving Credit Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

          (c) All computations of interest shall be made by Agent on the basis of a three hundred and sixty (360) day year, in each case for the actual number of days occurring in the period for which such interest is payable. The Index Rate and the Applicable Margin shall be determined each day based upon the Index Rate and Applicable Margin, respectively, as in effect each day. Each determination by Agent of an interest rate hereunder shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects, unless Borrower, within thirty (30) days after each determination by Agent of an interest rate hereunder, shall notify Agent in writing of any objection which Borrower may have to any such determination, describing in reasonable detail the basis for such objection with specificity. In that event, only those determinations expressly objected to in such notice shall be deemed to be disputed by Borrower. Agent's determination, based upon the facts available, of any determination objected to by Borrower in such notice shall (absent manifest error) be final, binding and conclusive on Borrower.

          (d) So long as any Event of Default shall have occurred and be continuing, and after written notice from Agent to Borrower, the interest rates applicable to the Revolving Credit Loan and any other Obligations shall be increased by two percent (2%) per annum above the rate of interest otherwise applicable hereunder ("Default Rate").

          (e) Notwithstanding anything to the contrary set forth in this Section 1.4, if, at any time until payment in full of all of the Obligations, the rate of interest payable hereunder exceeds the highest rate of interest permissible under any law which a court of competent jurisdiction shall, in a final determination, deem applicable hereto (the "Maximum Lawful Rate"), then in such event and so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable hereunder shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the rate of interest payable hereunder is less than the Maximum Lawful Rate, Borrower shall continue to pay interest hereunder at the Maximum Lawful Rate until such time as the total interest received by Agent, on behalf of Lenders, from the making of such advances hereunder is equal to the total interest which would have been received had the interest rate payable hereunder been (but for the operation of this paragraph) the interest rate payable since the Closing Date as otherwise provided in this Agreement. Thereafter, the interest rate payable hereunder shall be the rate of interest provided in Sections 1.4(b) through (d) of this Agreement, unless and until the rate of interest again exceeds the Maximum Lawful Rate, in which event this paragraph shall again apply. In no event shall the total interest received by any Lender pursuant to the terms hereof exceed the amount which such Lender could lawfully have received had the interest due hereunder been calculated for the full term hereof at the Maximum Lawful Rate. In the event the Maximum Lawful Rate is calculated pursuant to this paragraph, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made. In the event that a court of competent jurisdiction, notwithstanding the provisions of this
Section 1.4 (e), shall make a final determination that a Lender has received interest hereunder or under any of the other Loan Documents in excess of the Maximum Lawful Rate, Agent shall, to the extent permitted by applicable law, promptly apply such excess first to any interest due and not yet paid hereunder in respect of the Loans, then to the outstanding principal of the Loans, then to Fees and any other unpaid Obligations and thereafter shall refund any excess to Borrower or as a court of competent jurisdiction may otherwise order.

          1.5 Eligible Accounts. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable discretion determine which Accounts shall be deemed to be "Eligible Accounts" for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit

Loan. In determining whether a particular Account constitutes an Eligible Account, Agent shall not include any such Account which meets any of the criteria set forth on Schedule B hereto.

          1.6 Eligible Inventory. Based on the most recent Borrowing Base Certificate delivered by Borrower to Agent and on other information available to Agent, Agent shall in its reasonable discretion determine which Inventory shall be deemed to be "Eligible Inventory" for purposes of determining the amounts, if any, to be advanced to Borrower under the Revolving Credit Loan. In determining whether any particular Inventory constitutes Eligible Inventory, Agent shall not include Inventory which meets any of the criteria set forth in Schedule C hereto.

          1.7 Fees. (a) Borrower shall pay to GE Capital, individually, the fees specified in that certain Fee Letter, dated of even date herewith (the "GE Capital Fee Letter"), at the times specified for payment therein.

          (b) As additional compensation for Lenders' costs and risks in making the Revolving Credit Loan available to Borrower, Borrower agrees to pay to Agent, for the ratable benefit of Lenders, in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, a fee for Borrower's non-use of available funds (the "Non-use Fee") in an amount equal to one-half of one percent (.50%) per annum (calculated on the basis of a 360 day year for actual days elapsed) of the difference between the respective daily averages of (i) the Maximum Revolving Credit Loan (as it may be adjusted from time to time hereunder) and (ii) the amount of the Revolving Credit Loan outstanding during the period for which the Non-Use Fee is due; provided, however, that solely for purposes of computing the Non-use Fee, the Maximum Revolving Credit Loan shall be deemed to be $8,000,000 from and after the Closing Date until the first day in which the amount of the Revolving Credit Loan outstanding exceeds $8,000,000, from and after which day the Maximum Revolving Credit Loan shall be deemed to be $10,000,000.

          (c) If, prior to the Commitment Termination Date, Borrower shall prepay the Revolving Credit Loan pursuant to Section 1.2(c), whether voluntarily or involuntarily and whether before or after acceleration of the Obligations, Borrower shall pay to the Agent, for the benefit of Lenders as liquidated damages and compensation for the costs of being prepared to make funds available to Borrower hereunder an amount determined by multiplying the Revolving Credit Loan Commitment of all Lenders (or, in the case of a partial reduction, by the amount of such reduction) by (i) two percent (2.0%) in the case of a permanent prepayment of the Revolving Credit Loan and reduction of the Revolving Loan Commitment prior to the first anniversary of the Closing Date, (ii) one percent (1.0%) in the case of a permanent prepayment of the Revolving Credit Loan and reduction of the Revolving Loan Commitment from and after the first anniversary of the Closing Date and prior to the second anniversary of the Closing Date, and
(iii) one-half of one percent (.50%) in the case of a permanent prepayment of the Revolving Credit Loan and reduction of the Revolving Loan Commitment from and after the second anniversary of the Closing Date and prior to the Commitment Termination Date.

          1.8 Cash Management Systems. On or prior to the Closing Date, Borrower will establish and will maintain until the Termination Date, the cash management systems described on Schedule D hereto.

          1.9 Receipt of Payments. Borrower shall make each payment under this Agreement not later than 1:00 p.m. (Chicago time) on the day when due in lawful money of the United States of America in immediately available funds to the Collection Account. For purposes of computing interest and fees and determining the amount of funds available for borrowing by Borrower pursuant to Section 1.1(a), (a) all payments (including cash sweeps) consisting of cash, wire or electronic transfers in immediately available funds shall be deemed received on the date of deposit thereof in the Collection Account and notice to Agent of such deposit before the time specified above, and (b) all payments consisting of checks, drafts, or similar non-cash items shall be deemed received one (1) Business Day after receipt of good funds following deposit of any such payment in the Collection Account and notice to Agent of such deposit; provided, however, that any such payments deposited in the Collection Account not later than 1:00 p.m. (Chicago time) shall be deemed received on such Business Day solely for purposes of determining the amount of funds available for borrowing by Borrower pursuant to Section 1.1(a).

          1.10 Application and Allocation of Payments. Borrower hereby irrevocably waives the right to direct the application of any and all payments at any time or times hereafter received from or on behalf of Borrower, and Borrower hereby irrevocably agrees that Agent shall have the continuing exclusive right to apply any and all such payments against the then due and payable Obligations of Borrower and in repayment of the Revolving Credit Loan as Agent may deem advisable notwithstanding any previous entry by Agent upon the Loan Account or any other books and records. In the absence of a specific determination by Agent with respect thereto, the same shall be applied in the following order: (i) to then due and payable Fees and expenses; (ii) to then due and payable interest payments on the Revolving Credit Loan; (iii) to then due and payable Obligations other than Fees, expenses and interest and principal payments; and (iv) to principal payments on the Revolving Credit Loan; and (v) to all other then due and payable Obligations. Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment of all Fees, expenses, Charges, costs, principal, interest, or other Obligations owing by Borrower under this Agreement or any of the other Loan Documents if and to the extent Borrower fails to promptly pay any such amounts as and when due, even if such Revolving Credit Advance would cause total Revolving Credit Advances to exceed Borrowing Availability or the Maximum Revolving Credit Loan amount; provided, however, that so long as no Default or Event of Default shall have occurred and be continuing, Agent shall notify Borrower at least two (2) days in advance of making any Revolving Credit Advance on behalf of Borrower for payment of any such items other than principal or interest. At Agent's option and to the extent permitted by law, any advances so made shall be deemed Revolving Credit Advances constituting part of the Revolving Credit Loan hereunder.

          1.11 Loan Account and Accounting. Agent shall maintain a loan account (the "Loan Account") on its books to record: (a) all Revolving Credit Advances, (b) all payments made by Borrower, and (c) all other appropriate debits and credits as provided in this Agreement with respect to the Revolving Credit Loan or any other Obligations. All entries in the Loan Account shall be made in accordance with Agent's customary accounting practices as in effect from time to time. Borrower shall pay all Obligations as such amounts become due or are declared due pursuant to the terms of this Agreement.

          The balance in the Loan Account, as recorded on Agent's most recent printout or other written statement, shall be presumptive evidence of the amounts due and owing to Agent and Lenders by Borrower; provided, that, any failure to so record or any error in so recording shall not limit or otherwise affect Borrower's obligations to pay the Obligations. Agent shall render to Borrower a monthly accounting of transactions under the Revolving Credit Loan setting forth the balance of the Loan Account. Each and every such accounting shall (absent manifest error) be deemed final, binding and conclusive upon Borrower in all respects as to all matters reflected therein, unless Borrower, within sixty (60) days after the date any such accounting is rendered, shall notify Agent in writing of any objection which Borrower may have to any such accounting, describing in reasonable detail the basis for such objection with specificity. In that event, only those items expressly objected to in such notice shall be deemed to be disputed by Borrower. Agent's determination, based upon the facts available, of any item objected to by Borrower in such notice shall (absent manifest error) be final, binding and conclusive on Borrower.

          1.12 Indemnity. Borrower shall jointly and severally indemnify and hold each of Agent, Lenders, their respective Affiliates, and each such Person's respective officers, directors, employees, attorneys, agents and representatives (each, an "Indemnified Person"), harmless from and against any and all suits, actions, proceedings, claims, damages, losses, liabilities and expenses (including attorneys' fees and disbursements and other costs of investigation or defense, including those incurred upon any appeal) which may be instituted or asserted against or incurred by any such Indemnified Person as the result of credit having been extended under this Agreement and the other Loan Documents or in connection with or arising out of the transactions contemplated hereunder and thereunder or any actions or failures to act in connection therewith, including any and all Environmental Liabilities and Costs; provided, that Borrower shall not be liable for any indemnification to such Indemnified Person to the extent that any such suit, action, proceeding, claim, damage, loss, liability or expense results from such Indemnified Person's gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction after a final adjudication on the merits. NEITHER AGENT, ANY LENDER, NOR ANY OTHER INDEMNIFIED PERSON SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY HERETO, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED OR TERMINATED UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS.

          1.13 Access. (a) Borrower shall provide full access during normal business hours, from time to time upon five (5) Business Day's prior notice, to Agent and any of its officers, employees and agents, up to four times a year (unless a Default or Event of Default shall have occurred and be continuing, in which event Agent and its officers, employees, designees, agents and representatives shall have access at any and all times, without limitation as to frequency per year, and without any advance notice), to the properties, facilities, books, records, suppliers, customers, advisors and employees (including officers) of Holdings, Borrower and its Subsidiaries, to the Collateral, to the accountants (including Deloitte & Touche, LLP) of Holdings, Borrower and the Subsidiaries thereof and to the work papers of such accountants, with Borrower agreeing to use reasonable best efforts to provide Agent access to the accountants and their work papers. Without limiting the generality of the foregoing, Borrower shall (i) permit Agent, and any of its officers, employees, agents and representatives, to inspect, audit and make extracts from all of Holdings', Borrower's and its Subsidiaries' records, files and books of account and (ii) permit Agent, and any of its officers, employees, agents and representatives, to inspect, review and evaluate the Collateral at Borrower's and its Subsidiaries' locations and at premises not owned by or leased to Borrower or any Subsidiary of Borrower. Borrower shall make available to Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books, records, board minutes, contracts, insurance policies, environmental audits, business plans, files, financial statements (actual and pro forma), filings with federal, state and local regulatory agencies, and other instruments and documents which Agent may request. Borrower shall deliver any document or instrument necessary for Agent, as it may from time to time request, to obtain records from any service bureau or other Person which maintains records for Borrower, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by Borrower. Borrower shall instruct their certified public accountants to make available to Agent such information and records as Agent may request. Notwithstanding the foregoing, Borrower shall not be required to provide access to any of the foregoing information which in the reasonable written opinion of counsel to Borrower, in form and substance reasonably satisfactory to Agent and its counsel, is subject to an attorney-client privilege and which cannot be disclosed (after giving effect to any possible disclosure method or protective agreement which may be requested by Agent or its counsel) without waiver of such privilege; provided, however, that in no event shall any information delivered or requested to be delivered pursuant to Schedule F or G be deemed to be protected by an attorney-client privilege.

          (b) A fee of $500 per day per individual (plus all reasonable out-of-pocket costs and expenses) in connection with Agent's field examinations permitted under Section 1.13(a) above and Section 4(c) of the Security Agreement shall be charged against the Revolving Credit Facility in connection with each field audit conducted after the Closing Date.

          1.14 Taxes. (a) Any and all payments by Borrower hereunder or under the Revolving Credit Notes shall be made, in accordance with this Section 1.14, free and clear of and without deduction for any and all present or future Taxes. If Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under the Revolving Credit Notes, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.14) Agent or Lenders, as applicable, receive an amount equal to the sum they would have received had no such deductions been made, (ii) Borrower shall make such deductions, and

(iii) Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law.

          (b) Borrower shall indemnify and pay, within ten (10) days of demand therefor, Agent and each Lender for the full amount of Taxes (including any Taxes imposed by any jurisdiction on amounts payable under this Section 1.14) paid by Agent or such Lender, as appropriate, and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. Agent and Lenders shall use reasonable efforts to return any refund with respect to any Taxes for which Borrower has paid as provided in the foregoing sentence.

          1.15 Capital Adequacy; Increased Costs; Illegality. (a) In the event that any Lender shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by any Lender with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) from any central bank or governmental agency or body having jurisdiction does or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Lender and thereby reducing the rate of return on such Lender's capital as a consequence of its obligations hereunder, then Borrower shall from time to time within forty-five
(45) days after notice and demand on Borrower by such Lender (together with the certificate referred to in the next sentence and with a copy to Agent) pay to Agent, for the account of such Lender, additional amounts sufficient to compensate such Lender for such reduction. A certificate as to the amount of such cost and showing the basis of the computation of such cost submitted by such Lender to Borrower and Agent shall, absent manifest error, be final, conclusive and binding for all purposes.

          (b) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other Governmental Authority (whether or not having the force of law), there shall be any increase in the cost to any Lender of agreeing to make or making, funding or maintaining of any Loan, then Borrower shall from time to time, upon demand by such Lender (with a copy of such demand to Agent), pay to Agent for the account of such Lender additional amounts sufficient to compensate such Lender for such increased cost which is attributable to Borrower. A certificate as to the amount of such increased cost, submitted to Borrower and Agent by such Lender, shall be conclusive and binding on Borrower for all purposes, absent manifest error. Each Lender agrees that, as promptly as practicable after it becomes aware of any circumstances referred to in clause (i) or (ii) above which would result in any such increased cost to such Lender, such Lender shall, to the extent not inconsistent with such Lender's internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by Borrower pursuant to this Section 1.15(b).

2. CONDITIONS PRECEDENT

          2.1 Conditions to the Initial Loans.

          Notwithstanding any other provision of this Agreement and without affecting in any manner the rights of Agent and Lenders hereunder, Borrower shall have no rights under this Agreement (but shall have all applicable obligations hereunder), and no Lender shall be obligated to make any Loan on the Closing Date, or to take, fulfill, or perform any other action hereunder, until the following conditions have been satisfied, in Agent's reasonable discretion, or waived in writing by Agent:

          (a) Credit Agreement. This Agreement or counterparts hereof shall have been duly executed by, and delivered to, Borrower, Agent and Lenders.

          (b) Loan Documents. Agent shall have received such guaranties, documents, instruments, agreements and legal opinions as Agent shall request in connection with the transactions contemplated by this Agreement and the other Loan Documents, including all guaranties, documents, instruments, agreements and legal opinions listed in the Schedule of Documents attached hereto as Schedule E, each in form and substance satisfactory to Agent.

          (c) Repayment of Prior Loans. A pay-off letter satisfactory to Agent confirming that all of the Prior Lender Obligations will be repaid in full from the proceeds of the initial Revolving Credit Advance and all Liens upon any of the property of Holdings, Borrower or any of its Subsidiaries in favor of Prior Lender shall be terminated and released by Prior Lender immediately upon such payment.

          (d) Governmental Approvals. Evidence satisfactory to Agent that Borrower has obtained consents and acknowledgments of all Persons whose consents and acknowledgments may be required, including, but not limited to, all requisite Governmental Authorities, to the terms, and to the execution and delivery, of this Agreement, the other Loan Documents and the consummation of the transactions contemplated hereby and thereby.

          (e) Insurance. Evidence satisfactory to Agent that the insurance policies provided for in Section 3.21 and Schedule 3.21 are in full force and effect, together with appropriate evidence showing loss payable and/or additional insured clauses or endorsements, as requested by Agent, in favor of Agent, on behalf of Lenders, and in form and substance satisfactory to Agent.

          (f) Opening Availability. The Eligible Accounts and Eligible Inventory supporting the initial Revolving Credit Advance and the amount of the reserves to be established on the Closing Date shall be sufficient in value, as determined by Agent, to provide Borrower with excess Borrowing Availability, after giving effect to the initial Revolving Credit Advance and the consummation of the transactions contemplated hereunder (on a pro forma basis and without any deterioration in trade payables) of at least $1,000,000.

          (g) Payment of Fees. Payment by Borrower to GE Capital of the fees required to be paid on the Closing Date in the respective amounts specified in GE Capital Fee Letter.

          (h) Officer's Certificate. Agent shall have received duly executed originals of a certificate of the chief executive officer and chief financial officer of Borrower, dated the Closing Date, stating that since June 30, 1995,
(i) there has been no material adverse change in the business, results of operations, financial condition or prospects of Borrower or any of its Subsidiaries or the industries in which Borrower or any Subsidiary operates; and
(ii) no litigation has been commenced which could reasonably be expected to have a Material Adverse Effect or could challenge any of the transactions contemplated by this Agreement and the other Loan Documents.

          (i) Waivers. Agent, on behalf of Lenders, shall have received landlord waivers and consents, bailee letters and mortgagee agreements in form and substance satisfactory to Agent, in each case as required pursuant to Section
5.11. In the event Borrower is unable to obtain a landlord waiver and consent, bailee letter and/or mortgage agreement acceptable to Agent as to any such location on or before the Closing Date, Eligible Inventory at that location shall be subject to a reserve established by Agent in accordance with Section 5.11.

          (j) Other Indebtedness. The terms and conditions of all long-term debt of Holdings, Borrower and any Subsidiaries thereof shall be acceptable to Agent, in its sole discretion, and Agent and Lenders shall have received any and all subordination and/or intercreditor agreements, all in form and substance reasonably satisfactory to Agent, in its sole discretion, as Agent shall have deemed necessary or appropriate with respect to such indebtedness, including, without limitation, (i) the Holdings Subordination Agreement executed and delivered by Holdings and (ii) the TimeMasters Subordination Agreement executed and delivered by TimeMasters.

          (k) Environmental Reports. Agent shall have received such environmental review and audit reports with respect to the properties of Borrower and any of its Subsidiaries as Agent shall have requested and Agent shall be satisfied, in its sole discretion, with the contents of all such environmental reports.

          (l) Quarter Financials. Agent shall have received Holdings' Form 10-Q for their Fiscal Quarter ended September 30, 1995 and any other reports filed with the Securities and Exchange Commission from September 30, 1995 to the Closing Date, and there shall be no material difference between such unaudited financial statements and the draft financial statements for such period previously provided to Agent.

          (m) Financial Condition. Borrower shall have provided Agent with their current operating statements, a consolidated and consolidating balance sheet and statement of cash flows, and projections, and a Borrowing Base Certificate certified by Borrower's Chief Financial Officer, in each case in form and substance satisfactory to Agent, and Agent shall be satisfied, in its sole discretion, with all of the foregoing, including:

              (i)  the Pro Forma as of the Closing Date in accordance with
     Section 3.4 hereof;

              (ii) Projections in accordance with Section 3.4 hereof; and

              (iii) a certificate of the Chief Executive Officer or Chief Financial Officer of Borrower, based on such Pro Forma and Projections, to the effect that (A) Borrower will be Solvent upon the consummation of the transactions contemplated herein; (B) the Pro Forma fairly presents the financial condition of Borrower as of the date thereof after giving effect to the transactions contemplated by the Loan Documents; (C) the Projections are reasonable estimates of the future financial performance of Borrower subsequent to the date thereof based upon the historical performance of Borrower's predecessors; and (D) containing such other statements with respect to the solvency of Borrower and matters related thereto as the Agent shall request.

          2.2 Further Conditions to Each Revolving Credit Advance. It shall be a further condition to the initial and each subsequent Revolving Credit Advance that the following statements shall be true on the date of each such advance or funding, as the case may be:

          (a) All of Borrower's representations and warranties (after giving effect to the delivery and/or acceptance of any updated Schedules hereto which is expressly permitted by Section 5.8) contained herein or in any of the other Loan Documents shall be true and correct on and as of the Closing Date and the date on which each such Revolving Credit Advance is made as though made on and as of such date, except to the extent that any such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted or expressly contemplated by this Agreement.

          (b) No Material Adverse Effect shall have occurred since the date hereof.

          (c) No event shall have occurred and be continuing, or would result from the making of any Revolving Credit Advance, which constitutes or would constitute a Default or an Event of Default.

          (d) After giving effect to such Revolving Credit Advance the aggregate principal amount of the Revolving Credit Loan shall not exceed the maximum amount permitted by Section 1.2(a) without requiring that a payment be made to Agent or any Lender.

The request and acceptance by Borrower of the proceeds of any Revolving Credit Advance shall be deemed to constitute, as of the date of such request or acceptance, (i) a representation and warranty by Borrower that the conditions in this Section 2.2 have been satisfied and (ii) a reaffirmation by Borrower of the granting and continuance of Agent's Liens, on behalf of itself and Lenders, pursuant to the Collateral Documents.

3. REPRESENTATIONS AND WARRANTIES

          To induce Lenders to make Revolving Credit Advances, Borrower makes the following representations and warranties to Agent and each Lender, each and all of which shall survive the execution and delivery of this Agreement:

          3.1 Corporate Existence; Compliance with Law. Borrower and each Subsidiary thereof (i) is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has been duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (ii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease and to conduct its business as now, heretofore and proposed to be conducted; (iii) has all material licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (iv) is in compliance with its certificate or articles of incorporation and by-laws; and (v) is in material compliance with all applicable provisions of law.

          3.2 Executive Offices. The current location of each Loan Party's Chief executive office and principal place of business is set forth in Schedule 3.2 (as may be updated from time to time) and, as of the Closing Date, except as described on Schedule 3.2 (as may be updated from time to time), none of such locations have changed within the past six (6) months.

          3.3 Corporate Power, Authorization, Enforceable Obligations. The execution, delivery and performance by Holdings, each Borrower and each Subsidiary thereof of the Loan Documents and all other instruments and documents to be delivered by each such Person, and the creation of all Liens provided for therein: (i) are within such Person's corporate power; (ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) are not in contravention of any provision of such Person's certificate or articles or incorporation or bylaws; (iv) will not violate any law or regulation, or any order or decree of any court or governmental instrumentality;
(v) will not conflict with or result in the breach or termination of, constitute a default under or accelerate any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which such Person is a party or by which such Person or any of its property is bound; (vi) will not result in the creation or imposition of any Lien upon any of the property of such Person other than those in favor of Agent, on behalf of itself and Lenders, all pursuant to the Loan Documents; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those referred to in Section 2.1(d), all of which will have been duly obtained, made or complied with prior to the Closing Date. On or prior to the Closing Date, each of the Loan Documents shall have been duly executed and delivered for the benefit of or on behalf of Holdings, Borrower and each Subsidiary thereof (as applicable) and each Loan Document shall then constitute a legal, valid and binding obligation of Holdings, Borrower and such Subsidiary, to the extent it is a party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or other similar laws affecting the rights of creditors generally or by application of general principles of equity.

          3.4 Financial Statements and Projections. All financial statements (the "Financial Statements"), except for the Projections, concerning Holdings, Borrower and its respective Subsidiaries which are referenced below have been prepared in accordance with GAAP consistently applied throughout the periods involved (except as disclosed therein and except, with respect to unaudited financial statements, for the absence of footnotes and normal year-end audit adjustments) and do present fairly in all material respects the financial condition of the corporations covered thereby as at the dates thereof and the results of their operations for the periods then ended.

          (a) The following financial statements attached hereto as Schedule 3.4(A) have been delivered on the date hereof:

             (i) The audited balance sheet at June 30, 1995 and 1994 and the related statements of income of Holdings and its Subsidiaries for the Fiscal Years then ended, certified by Deloitte & Touche, LLP.

             (ii) The unaudited balance sheet at September 30, 1995 and the related statement of income of Holdings and its Subsidiaries for the Fiscal Quarter then ended.

          (b) Pro Forma. The Pro Forma balance sheet of Holdings and its Subsidiaries and of Borrower, Asia/Pacific and ColorMasters delivered on the date hereof and attached hereto as Schedule 3.4(B) were prepared by Borrower assuming the consummation of the Related Transactions and based on the estimated balance sheet of Holdings and Borrower and Asia/Pacific as of December 31, 1995 and were prepared in accordance with GAAP, with only such adjustments thereto as would be required in accordance with GAAP.

          (c) Projections. The Projections delivered on the date hereof and attached hereto as Schedule 3.4(C) have been prepared by Borrower in light of the past operations of the business of Borrower and its Subsidiaries, and reflect projections for the three year period beginning on January 1, 1996 on a month-by-month basis for the first year and on a year-by-year basis thereafter. The Projections represent as of the date hereof the good faith and reasonable estimates of the future financial performance of Borrower based on the historical performance of Borrower and its Subsidiaries (it being understood that such Projections are not warranties of future performance).

          3.5 Collateral Reports. Borrower has delivered the Collateral Reports identified on Schedule G and each such Collateral Report complies with the description thereof contained on Schedule G.

          3.6 Material Adverse Effect. Since June 30, 1995 neither Borrower nor any Subsidiary thereof has incurred any obligations, contingent liabilities, or liabilities for Charges, long-term leases or unusual forward or long-term commitments which are not reflected in the pro forma balance sheet of Borrower and its Subsidiaries and which could, alone or in the aggregate, have or result in a Material Adverse Effect. No Material Adverse Effect has occurred between June 30, 1995 and the Closing Date.

          3.7  Ownership of Property; Liens.  (a) Except as described on
Schedule 3.7 (as may be updated from time to time), the real estate ("Real Estate") listed on Schedule 3.7 (as may be updated from time to time) constitutes all of the real property owned, leased, or used in its business by Borrower or any Subsidiaries (other than LaserMaster Europe) thereof. Borrower and each

Subsidiary (other than LaserMaster Europe) thereof (i) owns good and marketable fee simple title to all of its owned real estate, and valid and marketable leasehold interests in all of its Leases (both as lessor and lessee, sublessee or assignee), all as described on Schedule 3.7 (as may be updated from time to time), and (ii) good and marketable title to, or valid leasehold interests in, all of its other properties and assets, and none of the properties and assets of Borrower or any Subsidiaries (other than LaserMaster Europe) thereof are, to the best of Borrower's knowledge solely with respect to any leased Real Estate, subject to any Liens, except Permitted Liens; and Borrower or such Subsidiary (other than LaserMaster Europe) has received all deeds, assignments, waivers, consents, non-disturbance and recognition or similar agreements, bills of sale and other documents, and duly effected all recordings, filings and other actions necessary to establish, protect and perfect Borrower's or such Subsidiary's (other than LaserMaster Europe), right, title and interest in and to all such real estate and other assets or property. Except as described on Schedule 3.7 (provided that, solely with respect to this sentence, Schedule 3.7 may not be updated unless expressly consented to in writing by Agent and Requisite Lenders), (i) neither Borrower nor any Subsidiary (other than LaserMaster Europe) thereof nor any other party to any such Lease described such Schedule
3.7 is in default in any material respect of its obligations thereunder or has delivered or received any notice of default under any such Lease, and no event has occurred which, with the giving of notice, the passage of time or both, would constitute a default in any material respect under any such Lease; (ii) neither Borrower nor any Subsidiary (other than LaserMaster Europe) thereof owns or holds or is obligated under or a party to, any option, right of first refusal or any other contractual right to purchase, acquire, sell, assign or dispose of any real property owned or leased by Borrower or such Subsidiary (other than LaserMaster Europe) except as set forth therein; and (iii) no portion of any real property owned or leased by Borrower or any Subsidiary (other than LaserMaster Europe) thereof has suffered any material damage by fire or other casualty loss or a Release which has not heretofore been completely repaired and restored to its original condition or is being remedied. All material permits required to have been issued or appropriate to enable the real property owned or leased by Borrower or such Subsidiary (other than LaserMaster Europe) to be lawfully occupied and used for all of the purposes for which they are currently occupied and used, have been lawfully issued and are, as of the date hereof, in full force and effect.

          3.8 Restrictions; No Default. No contract, lease, agreement or other instrument to which Borrower or any Subsidiary thereof is a party or by which it or any of its properties or assets is bound or affected and no provision of applicable law or governmental regulation has or results in a Material Adverse Effect, or could have or result in a Material Adverse Effect. Neither Borrower nor any Subsidiary (other than LaserMaster Europe) thereof is in default, and to Borrower's or Subsidiary's (other than LaserMaster Europe) knowledge no third party is in default, under or with respect to any material contract, agreement, lease or other instrument to which it is a party. LaserMaster Europe is not in default, and to Borrower's knowledge no third party is in default, under or with respect to any contract, agreement, lease or other instrument to which LaserMaster Europe is a party which could reasonably be expected to have a Material Adverse Effect.

          3.9 Labor Matters. No strikes or other labor disputes against Borrower or any Subsidiary (other than LaserMaster Europe) thereof are pending or, to Borrower's knowledge, threatened. To the best of Borrower's knowledge, hours worked by and payment made to employees of Borrower and any Subsidiaries (other than LaserMaster Europe) thereof have not been in violation of the Fair Labor Standards Act or any other applicable federal, state, local or foreign law dealing with such matters. All payments due from Borrower or any Subsidiary (other than LaserMaster Europe) thereof on account of employee health and welfare insurance have been paid or accrued as a liability on the books of Borrower. Except as set forth in Schedule 3.9 (as may be updated from time to time), neither Borrower nor any Subsidiary (other than LaserMaster Europe) thereof has obligations under any collective bargaining agreement, management agreement, consulting agreement or any written employment agreement with any officer (other than an employment at-will agreement). There is no organizing activity involving Borrower or any Subsidiary (other than LaserMaster Europe) thereof pending or, to Borrower's knowledge, threatened by any labor union or group of employees. Except as set forth in Schedule 3.9 (as may be updated from time to time), there are no representation proceedings pending or, to Borrower's knowledge, threatened with the National Labor Relations Board, and no labor organization or group of employees of Borrower or any Subsidiary (other than LaserMaster Europe) thereof has made a pending demand for recognition. Except as set forth in Schedule 3.9 (as may be updated from time to time), there are no complaints or charges against Borrower or any Subsidiary (other than LaserMaster Europe) thereof pending or threatened to be filed with any federal, state, local or foreign court, governmental agency or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment by Borrower or any Subsidiary (other than LaserMaster Europe) thereof of any individual.

          3.10 Ventures, Subsidiaries and Affiliates; Outstanding Stock and Indebtedness. Except as set forth in Schedule 3.10, neither Holdings nor Borrower has any Subsidiaries, is engaged in any joint venture or partnership with any other Person, or is an Affiliate of any other Person. All of the issued and outstanding Stock of Borrower and each Subsidiary thereof is owned by each of the Stockholders named on Schedule 3.10. Except as set forth on
Schedule 3.10, there are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which Borrower or any Subsidiary thereof may be required to issue or sell any Stock or other equity security of any Subsidiary. As of the Closing Date, all outstanding Indebtedness of Borrower and any Subsidiaries thereof is described in Section 6.3 (including
Schedule 6.3).

          3.11 Government Regulation. Neither Borrower nor any Subsidiary thereof is an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940 as amended. Neither Borrower nor any Subsidiary thereof is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute that restricts or limits its ability to incur Indebtedness or to perform its obligations hereunder, and the making of the Revolving Credit Advances by Lenders, the application of the proceeds thereof and repayment thereof by Borrower or such Subsidiary and the consummation of the transactions contemplated by this Agreement and the other Loan Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          3.12 Margin Regulations. Neither Borrowers nor any Subsidiary thereof is engaged, nor will it engage, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin security" as such term is defined in Regulation U or G of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). Neither Borrower nor any Subsidiary thereof owns any Margin Stock, and the proceeds of the Revolving Credit Advances will not be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any Margin Stock or for any other purpose which might cause any of the loans or other extensions of credit under this Agreement to be considered a "purpose credit" within the meaning of Regulation G, T, U or X of the Federal Reserve Board.

          3.13 Taxes. All federal, state, local and foreign tax returns, reports and statements, including, but not limited to, information returns required to be filed by Borrower or any Subsidiary thereof, have been filed with the appropriate Governmental Authority and all material Charges and other impositions shown thereon to be due and payable have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), and each Borrower and each Subsidiary thereof has paid when due and payable all material Charges required to be paid by it excluding, in each case, Charges or other amounts being contested in accordance with Section 5.2(b). Proper and accurate amounts have been withheld by Borrower or each Subsidiary thereof from its respective employees (based on withholding forms completed by such employees) for all periods in compliance with the tax, social security and unemployment withholding provisions of applicable federal, state, local and foreign law and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 3.13 (as may be updated from time to time) sets forth as of the Closing Date those taxable years for which Borrower's tax returns are currently being audited by the IRS or any other applicable Governmental Authority and any assessments or threatened assessments in connection with such audit, or otherwise currently outstanding. Except as described on Schedule 3.13 (as may be updated from time to time), neither Borrower nor any Subsidiary thereof has executed or filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any Charges. Borrowers, their Subsidiaries and their respective predecessors are not liable for any Charges or the documents delivered in connection therewith: (i) under any agreement (including, without limitation, any tax sharing agreements or (ii) to the best of Borrower's knowledge, as a transferee. As of the Closing Date, neither Borrower nor any Subsidiary thereof has agreed or been requested to make any adjustment under IRC Section 481(a) by reason of a change in accounting method or otherwise which would have a Material Adverse Effect. Solely for purposes of this Section 3.13, (i) "material Charges" shall mean any Charges which are greater than $100,000 in amount and (ii) any representation and warranty made with respect to LaserMaster Europe shall be made to the best knowledge of Borrower.

          3.14 ERISA. (a) Schedule 3.14 (as may be updated from time to time) lists all Plans maintained or contributed to by Borrower or any Subsidiary thereof and all Qualified Plans maintained or contributed to by any ERISA Affiliate, and separately identifies the Title IV Plans, Multiemployer Plans, any multiple employer plans subject to
Section 4064 of ERISA, unfunded Pension Plans, Welfare Plans and Retiree Welfare Plans. Each Qualified Plan has been determined by the IRS to qualify under
Section 401 of the IRC, and the trusts created thereunder have been determined to be exempt from tax under the provisions of Section 501 of the IRC, and to the best knowledge of Borrower nothing has occurred which would cause the loss of such qualification or tax-exempt status. Each Plan is in compliance in all material respects with the applicable provisions of ERISA and the IRC, including the filing of reports required under the IRC or ERISA, and with respect to each Plan, other than a Qualified Plan, all required contributions and benefits have been paid in accordance with the provisions of each such Plan. Neither Borrower, nor any Subsidiary or ERISA Affiliate thereof, with respect to any Qualified Plan, has failed to make any contribution or pay any amount due as required by
Section 412 of the IRC or Section 302 of ERISA or the terms of any such Plan. With respect to all Retiree Welfare Plans, the present value of future anticipated expenses pursuant to the latest actuarial projections of liabilities does not exceed $100,000, and copies of such latest projections have been provided to Agent; with respect to Pension Plans, other than Qualified Plans, the present value of the liabilities for current participants thereunder using PBGC interest assumptions does not exceed $100,000. Neither Borrower nor any Subsidiary or ERISA Affiliate thereof has engaged in a prohibited transaction, as defined in Section 4975 of the IRC or Section 406 of ERISA, in connection with any Plan, which would subject Borrower or any Subsidiary thereof (after giving effect to any exemption) to a material tax on prohibited transactions imposed by Section 4975 of the IRC or any other material liability.

          (b) Except as set forth in Schedule 3.14 (as may be updated from time to time): (i) no Title IV Plan has any Unfunded Pension Liability; (ii) no ERISA Event or event described in Section 4062(e) of ERISA with respect to any Title IV Plan has occurred or is reasonably expected to occur; (iii) there are no pending, or to the knowledge of Borrower or any Subsidiary thereof, threatened claims, actions or lawsuits (other than claims for benefits in the normal course), asserted or instituted against (x) any Plan or its assets, (y) any fiduciary with respect to any Plan or (z) Borrower, any Subsidiary thereof or any ERISA Affiliate with respect to any Plan; (iv) neither Borrower nor any Subsidiary or ERISA Affiliate thereof has incurred or reasonably expects to incur any withdrawal liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under
Section 4201 of ERISA as a result of a complete or partial withdrawal from a Multiemployer Plan; (v) within the last five years neither Borrower nor any Subsidiary or ERISA Affiliate thereof has engaged in a transaction which resulted in a Title IV Plan with Unfunded Liabilities being transferred outside of the "controlled group" (within the meaning of Section 4001(a)(14) of ERISA) of any such entity; (vi) no Plan which is a Retiree Welfare Plan provides for continuing benefits or coverage for any participant or any beneficiary of a participant after such participant's termination of employment (except as may be required by Section 4980B of the IRC and at the sole expense of the participant or the beneficiary of the participant); (vii) Borrower, each Subsidiary thereof and each ERISA Affiliate have complied with the notice and continuation coverage requirements of Section 4980B of the IRC and the regulations thereunder except where the failure to comply could not have or result in any Material Adverse Effect; and (viii) no liability under any Plan has been funded, nor has such obligation been satisfied, with the purchase of a contract from an insurance company that is not rated AAA by the Standard & Poor's Corporation or the equivalent by another nationally recognized rating agency.

          3.15 No Litigation. Except as set forth in Schedule 3.15, no action, claim or proceeding is now pending or, to the knowledge of Borrower, threatened against Borrower or any Subsidiary thereof, before any court, board, commission, agency or instrumentality of any federal, state, local or foreign government or of any agency or subdivision thereof, or before any arbitrator or panel of arbitrators, (i) which challenges Borrower's or such Subsidiary's right or power to enter into or perform any of its obligations under the Loan Documents, or the validity or enforceability of any Loan Document or any action taken thereunder, or (ii) which, if determined adversely, would have or result in a Material Adverse Effect, nor to the best knowledge of Borrower does a state of facts exist which is reasonably likely to give rise to such proceedings.

          3.16 Brokers. No broker or finder acting on behalf of Borrower or any Subsidiary thereof brought about the obtaining, making or closing of the loans made pursuant to this Agreement or the transactions contemplated by the Loan Documents and neither Borrower nor any Subsidiary thereof has obligations to any Person in respect of any finder's or brokerage fees in connection therewith.

          3.17 Employment Matters. Except as set forth in Schedule 3.17 (as may be updated from time to time), there are no employment, consulting or management agreements (other than an employment at-will agreement) covering any executive management employee of Borrower or Asia/Pacific. A true and complete copy of each such agreement has been furnished to Agent.

          3.18 Patents, Trademarks, Copyrights and Licenses. Except as otherwise set forth in Schedule 3.18 (provided that, solely with respect to this sentence, Schedule 3.18 may not be updated unless expressly consented to in writing by Agent and Requisite Lenders), Borrower and each Subsidiary (other than LaserMaster Europe) thereof owns all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it or proposed to be conducted by it, each of which is listed, together with Copyright Office or Patent and Trademark Office application or registration numbers, where applicable, on Schedule 3.18 (as may be updated from time to time). Schedule 3.18 (as may be updated from time to time) also lists all tradenames or other names under which Borrower or any Subsidiary (other than LaserMaster Europe) thereof conducts business. As of the Closing Date, to the best of Borrower's knowledge, neither the conduct of its business nor the conduct of any of its Subsidiaries' business infringes in any material respect upon any intellectual property right of any other Person.

          3.19 Full Disclosure. No information contained in this Agreement, any of the other Loan Documents, the Projections, the Financials, the Collateral Reports or any written statement furnished by or on behalf of Borrower or any Subsidiary thereof pursuant to the terms of this Agreement, which has previously been delivered to Agent, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which they were made. The Liens granted to Agent, on behalf of itself and Lenders, pursuant to the Collateral Documents will at the Closing Date, assuming that UCC financing statements have been timely filed in the appropriate offices, be fully perfected first priority Liens in and to the Collateral described therein, subject only to Liens set forth in
Schedule 6.7.

          3.20 Hazardous Materials. Except as set forth on Schedule 3.20 (as may be updated from time to time), the Real Property is free of known contamination from any Hazardous Material. In addition, Schedule 3.20 (as may be updated from time to time) discloses material environmental liabilities of Borrower or any Subsidiary thereof of which any of them have knowledge (i) related to noncompliance with the Environmental Laws, or (ii) associated with the Real Estate. Neither Borrower nor any Subsidiary thereof has caused or suffered to occur any Release with respect to any Hazardous Material at, under, above or upon any real property which it owns or leases. Neither Borrower nor any Subsidiary thereof is involved in operations that are likely to result in the imposition of any Lien on its assets or any material liability on Borrower or such Subsidiary, under any Environmental Law, and neither Borrower nor any Subsidiary thereof has permitted any tenant or occupant of such premises to engage in any such activity. Borrower has provided to Agent copies of all existing environmental reports, reviews and audits and all written information pertaining to actual or potential Environmental Liabilities and Costs, in each case relating to Borrower or any Subsidiary thereof.

          3.21 Insurance Policies. Schedule 3.21 (as may be updated from time to time) lists all insurance of any nature maintained for current occurrences by Borrower or any Subsidiary (other than LaserMaster Europe) thereof.

          3.22 Deposit and Disbursement Accounts. Except for any accounts maintained by LaserMaster Europe in any financial institution or bank located in Europe and in which deposits do not exceed $25,000 in the aggregate at any time,
Schedule 3.22 lists all banks and other financial institutions at which Borrower or any Subsidiary thereof maintains deposits and/or other accounts, including any disbursement accounts, and such Schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number.

          3.23 [Intentionally Omitted].

          3.24 [Intentionally Omitted].

          3.25 Agreements and Other Documents. As of the Closing Date, Borrower has provided to Agent or its counsel, on behalf of Lenders, accurate and complete copies (or summaries) of all of the following agreements or documents to which Borrower or any Subsidiary (other than LaserMaster Europe) thereof is subject: (a) Plans; (b) supply agreements not terminable by Borrower or such Subsidiary, as appropriate, within sixty (60) days following written notice issued by Borrower or such Subsidiary; (c) purchase agreements not terminable by Borrower or such Subsidiary, as appropriate, within 60 days following written notice issued by Borrower or such Subsidiary; (d) Leases; (e) any lease of equipment having a remaining term of one year or longer and requiring aggregate rental and other payments in excess of $100,000 per annum; (f) licenses and permits necessary for the conduct of Borrower's or such Subsidiary's businesses; (g) instruments or documents evidencing Indebtedness of Borrower or such Subsidiary and any security interest granted by Borrower or such Subsidiary with respect thereto; and (h) instruments and agreements evidencing the issuance of any equity securities, warrants, rights or options to purchase equity securities of Borrower or such Subsidiary.

          3.26 FEIN. Schedule 3.26 lists the FEIN or the Federal Employer Identification Number of Borrower, Asia/Pacific and ColorMasters.

4. FINANCIAL STATEMENTS AND INFORMATION

          4.1 Reports and Notices. (a) Borrower hereby covenants and agrees that from and after the Closing Date and until the Termination Date, it shall deliver to Agent and/or Lenders, as required, financial statements, notices and Projections at the times, to the Persons and in the manner set forth in Schedule F.

          (b) Borrower hereby covenants and agrees that from and after the Closing Date, it shall deliver to Agent and/or Lenders, as required, the various Collateral Reports at the times, to the Persons and in the manner set forth in Schedule G.

          4.2 Communication with Accountants. Borrower authorizes Agent and each Lender to communicate directly with its independent certified public accountants including Deloitte & Touche, LLP, and authorizes those accountants and advisors to disclose to Agent and each Lender any and all financial statements and other supporting financial documents and schedules relating to Borrower and its Subsidiaries (including, without limitation, copies of any issued management letters) with respect to the business, financial condition and other affairs of Borrower or any Subsidiary thereof.

5. AFFIRMATIVE COVENANTS

          Borrower hereby covenants and agrees that, unless Agent shall otherwise consent in writing, from and after the date hereof and until the Termination Date:

          5.1 Maintenance of Existence and Conduct of Business. Borrower shall, and shall cause each Subsidiary thereof, to: (a) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises; (b) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder; (c) at all times maintain, preserve and protect all of its copyrights, patents, trademarks, trade names and all other intellectual property and rights as licensee or licensor thereof which are material to the business of Borrower and its Subsidiaries and preserve all the remainder of its material assets and properties, used or useful in the conduct of its business, and keep the same in good repair, working order and condition (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and
(d) transact business only in such corporate and trade names as are set forth in
Schedule 5.1.

          5.2 Payment of Obligations. (a) Subject to Section 5.2(b), Borrower shall pay and discharge or cause to be paid and discharged (A) promptly all Charges which are not otherwise contested pursuant to Section 5.2(b), imposed upon it, its income and profits, or any of its property (real, personal or mixed), and (B) all lawful claims for labor, materials, supplies and services or otherwise, before any thereof shall become past due unless contested by Borrower in a good faith contest, by appropriate proceedings, provided adequate reserves with respect thereto all maintained on the books of Borrower in accordance with GAAP.

          (b) Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any Charges, provided, that, at the time of commencement of any such action or proceeding, and during the pendency thereof
(i) no Default or Event of Default shall have occurred and be continuing, (ii) adequate reserves with respect thereto are maintained on the books of Borrower in accordance with GAAP, (iii) such contest is maintained in good faith, (iv) none of the Collateral becomes subject to forfeiture or loss as a result of such Charges or claims, (v) no Lien shall attach to secure payment of such Charges or claims other than inchoate tax liens, and (vi) Borrower shall promptly pay or discharge such contested Charges and all additional charges, interest, penalties and expenses, if any, and shall deliver to Agent evidence acceptable to Agent of such compliance, payment or discharge, if such contest is terminated or discontinued adversely to Borrower or the conditions set forth in this Section 5.2(b) are no longer met.

          5.3 Books and Records. Borrower shall keep adequate records and books of account with respect to Borrower's and each Subsidiary's business activities, in which proper entries, reflecting all financial transactions, are made in accordance with GAAP and on a basis consistent with the Financial Statements referred to in Schedule 3.4.

          5.4 Litigation. Borrower shall notify Agent in writing, promptly upon learning thereof, of any litigation commenced or threatened against Borrower or any Subsidiary thereof, and of the institution against it of any suit or administrative proceeding that (a) seeks damages in excess of $200,000 or (b) seeks any material injunctive relief.

          5.5 Insurance. (a) Borrower shall, at its sole cost and expense, maintain the policies of insurance described on Schedule 3.21 in form and with insurers rated A or better by Bests. Such policies shall be in such amounts as are set forth in Schedule 3.21. Borrower shall notify Agent promptly of any occurrence causing a material loss or decline in value of any Collateral and the estimated (or actual, if available) amount of such loss or decline. So long as any Default or Event of Default shall have occurred and be continuing or if the casualty loss exceeds $100,000: Borrower hereby directs all present and future insurers under its "All Risk" policies of insurance (and including any key man life insurance policies obtained on behalf of Borrower or any of its Subsidiaries (other than LaserMaster Europe)) to pay all proceeds payable thereunder with respect to any Collateral directly to Agent, on behalf of itself and Lenders and irrevocably makes, constitutes and appoints Agent (and all officers, employees or agents designated by Agent) as Borrower's true and lawful agent and attorney-in-fact for the purpose of making, settling and adjusting claims under such policies of insurance and endorsing the name of Borrower on any check or other item of payment for the proceeds of such policies of insurance. In the event Borrower at any time or times hereafter shall fail to obtain or maintain any of the policies of insurance required above or to pay any premium in whole or in part relating thereto, Agent, without waiving or releasing any Obligations or Default or Event of Default hereunder, may (upon 30 days' prior written notice to Borrower if no Default or Event of Default shall have occurred and be continuing) at any time or times thereafter (but shall not be obligated to) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which Agent deems advisable. All sums so disbursed, including attorneys, fees, court costs and other charges related thereto, shall be payable, on demand, by Borrower to Agent and shall be additional Obligations hereunder secured by the Collateral, provided, that, if and to the extent Borrower fails to promptly pay any of such sums upon demand therefor, Agent is authorized to, and at its option may, make or cause to be made Revolving Credit Advances on behalf of Borrower for payment thereof.

          (b) Agent reserves the right at any time, upon any change in Borrower's risk profile (including, without limitation, any change in the product mix maintained by Borrower or any laws affecting the potential liability of Borrower), to require additional forms and limits of insurance to ensure that Borrower and each Subsidiary thereof is protected by insurance in amounts and with coverage customary for its industry. If requested by Agent, Borrower shall deliver to Agent from time to time (but not more than once per year so long as no Default or Event of Default shall have occurred and be continuing) a report of a reputable insurance broker, satisfactory to Agent, with respect to its insurance policies.

          (c) Borrower shall deliver to Agent endorsements (i) to all "All Risk" and business interruption insurance naming Agent, on behalf of itself and Lenders, as loss payee, and (ii) to all general liability and other liability policies naming Agent, on behalf of itself and Lenders, as additional insured.

          (d) The loss, if any, under any property insurance required to be carried by this Section 5.5 with respect to any Collateral shall be adjusted with the insurance companies or otherwise collected, including the filing of appropriate proceedings by Borrower or its Subsidiaries (other than LaserMaster Europe), subject to the reasonable approval of the Agent in the case of claims in excess of $100,000. If the proceeds payable under any policy of property insurance with respect to any Collateral are $100,000 or less, Borrower or its Subsidiaries shall have the right to use such proceeds to repair or replace the damaged or destroyed property, provided that a Default or an Event of Default shall not have occurred and be continuing at the time the proceeds are paid. If a Default or an Event of Default shall have occurred and be continuing at the time such insurance proceeds with respect to any Collateral are paid, or if such insurance proceeds are more than $250,000, such insurance proceeds shall be applied to the Obligations in accordance with Section 1.2(f) (and, notwithstanding anything else to the contrary in this Agreement or otherwise, to permanently reduce the Revolving Credit Loan Commitment by the amount of such proceeds that are, or are available to be, applied against the Revolving Credit Loan) unless the Requisite Lenders agree to permit part or all of such insurance proceeds to be used to repair or replace the damaged or destroyed property.

          5.6 Compliance with Laws. Borrower shall, and shall cause each Subsidiary thereof to, comply in all material respects with all federal, state and local laws and regulations applicable to it, including those relating to licensing, ERISA and labor matters.

          5.7 [Intentionally Omitted.]

          5.8 Supplemental Disclosure. On the request of Agent (in the event that such information is not otherwise delivered by Borrower to Agent pursuant to this Agreement), so long as there are Obligations outstanding hereunder, but not more frequently than annually absent the occurrence and continuance of a Default or an Event of Default, Borrower will supplement each schedule or representation herein with respect to any matter hereafter arising which, if existing or occurring at the date of this Agreement, would have been required to be set forth or described in such schedule or as an exception to such representation or which is necessary to correct any information in such schedule or representation which has been rendered inaccurate thereby; provided, however, that such supplement to such schedule or representation shall not be deemed an amendment thereof unless expressly consented to in writing by Agent and Requisite Lenders, and no such amendments, except as the same may be consented to in a writing which expressly includes a waiver, shall be or be deemed a waiver of any Default or Event of Default disclosed therein; and provided, further, that Borrower may update any Schedule hereto to the extent any reference to any Schedule herein expressly permits such Schedule to be updated from time to time, and any such updated Schedule shall be deemed to amend this Agreement.

          5.9 Employee Plans. Borrower shall notify Agent of (i) any and all material claims, actions, or lawsuits asserted or instituted, and of any threatened litigation or claims, against Borrower, any Subsidiary thereof, or against any ERISA Affiliate in connection with any Plan maintained, at any time, by Borrower, such Subsidiary or such ERISA Affiliate, or to which Borrower, such Subsidiary or such ERISA Affiliate has or had at any time any obligation to contribute, or/and against any such Plan itself, or against any fiduciary of or service provider to any such Plan and (ii) the occurrence of any material "Reportable Event" with respect to any Pension Plan of Borrower, such Subsidiary or such ERISA Affiliate.

          5.10 Environmental Matters. Borrower shall, and shall cause each of its Subsidiaries to, (i) comply in all material respects with the Environmental Laws applicable to it, (ii) notify Agent promptly after Borrower or such Subsidiary becomes aware of any Release upon or at any premises owned or occupied by it, and (iii) promptly forward to Agent a copy of any material order, notice or report received by Borrower or such Subsidiary in connection with any such material Release or any other material matter relating to the Environmental Laws that may affect such premises or Borrower or such Subsidiary. The provisions of this Section 5.10 shall apply whether or not the Environmental Protection Agency, any other federal agency or any state, local or foreign environmental agency has taken or threatened any action in connection with any Release or the presence of any Hazardous Materials.

          5.11 Landlords' Agreements, Bailee Letters and Mortgagee Agreements. Borrower shall use its best efforts to obtain a landlord's agreement in form and substance acceptable to Agent from the lessor of each leased property currently being used by Borrower or any Subsidiary (other than LaserMaster Europe) thereof where Collateral is located. Borrower shall use its best efforts to obtain a bailee letter in form and substance acceptable to Agent and with respect to any warehouse where Collateral is located. Borrower shall use its best efforts to obtain a mortgagee's agreement in form and substance satisfactory to Agent from the mortgagee of each property owned by Borrower or any Subsidiary (other than LaserMaster Europe) thereof where Collateral is located. With respect to locations or warehouse space leased or owned on the Closing Date, if Borrower is unable to obtain a landlord or mortgagee agreement or bailee letter within ninety (90) days after the Closing Date, Eligible Inventory at that location shall be subject to a reserve equal to two (2) month's lease, warehousing or mortgage payments for purposes of calculating Borrowing Availability. No real property or warehouse space shall be leased or acquired by Borrower or any Subsidiary (other than LaserMaster Europe) thereof after the Closing Date, unless and until a landlord or mortgagee agreement or bailee letter, as appropriate, shall first have been obtained with respect to such location.

          5.12 Leased Locations of Collateral. Borrower shall timely perform its obligations under all leases and other agreements with respect to each leased location or public warehouse where any Collateral is or may be located. Borrower shall promptly deliver to Agent copies of any and all default notices received under or with respect to any such leased location or public warehouse.

6. NEGATIVE COVENANTS

          Borrower covenants and agrees that, without the prior written consent of Agent and the Requisite Lenders, from and after the date hereof until the Termination Date:

          6.1 Mergers, Subsidiaries, Etc. Borrower shall not, nor it shall cause or permit any Subsidiary thereof to, directly or indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, provided that LaserMaster Europe may form new Subsidiaries, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital stock of, or otherwise combine with, any Person, provided that LaserMaster Europe may merge or consolidate with or otherwise acquire the assets or capital stock of any Person with the prior written consent of Agent (such consent not to be unreasonably withheld).

          6.2 Investments; Loans and Advances. Except as otherwise permitted by
Section 6.3 or 6.4 below, Borrower shall not, nor shall it cause or permit any Subsidiary (other than LaserMaster Europe) thereof to, make any investment in, or make or accrue loans or advances of money to any Person, through the direct or indirect lending of money, holding of securities or otherwise (collectively, an "Investment") except for the following:

          (a) (i) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale of goods and services in the ordinary course of business; (ii) shares of stock, obligations or other securities received in settlement of claims arising in the ordinary course of business; (iii) advances to contractors and suppliers in the ordinary course of business (which the parties hereto agree do not include capitalized expenditures) in an aggregate amount not to exceed at any time outstanding (A) $350,000 plus (B) 100% of the amount of any cash proceeds of sales of common stock and/or capital contributions received by Borrower (net of any fees, costs and expenses incurred in connection with any such sale or contribution, including, without limitation, underwriters' discounts) from and after the Closing Date (but excluding any equity proceeds (x) invested in or otherwise used to benefit LaserMaster Europe or
     (y) used to repay the TimeMasters Debt pursuant to Section 5(d) of the TimeMasters Subordination Agreement); (iv) prepaid expenses incurred in the ordinary course of business; (v) Investments existing on the Closing Date and described on Schedule 6.2 hereto; and (vi) advances made in the ordinary course of business in connection with any purchases by Borrower from its ink vendor;

          (b) so long as (i) no Default or Event of Default has occurred and is continuing, or would result therefrom, (ii) Excess Availability is equal to or greater than $2,000,000 and (iii) the Average Payable Days is less than 60 days, (A) Investments in readily marketable direct obligations of the United States of America having maturities of one year or less from the date of acquisition; (B) certificates of deposit or bankers' acceptances, each maturing within one year from the date of acquisition, issued by any commercial bank organized under the laws of the United States or any State thereof which has (x) combined capital, surplus and undivided profits of at least $100,000,000 and (y) a credit rating with respect to its unsecured indebtedness from a nationally recognized rating service that is satisfactory to Agent; and (C) commercial paper maturing within 270 days from the date of issuance and given the highest rating by a nationally recognized rating service; and

          (c) loans or Investments by Borrower in or to Asia/Pacific and/or ColorMasters in an aggregate amount that does not exceed (A) $800,000 per fiscal year plus (B) 50% of the Cumulative Net Income Investment Basket, if positive, from and after January 1, 1996 plus (C) 100% of the amount of any cash proceeds of sales of common stock and/or capital contributions received by Borrower (net of any fees, costs and expenses incurred in connection with any such sale or contribution, including, without limitation, underwriters' discounts) from and after the Closing Date (but excluding any equity proceeds (x) invested in or otherwise used to benefit LaserMaster Europe or (y) used to repay the TimeMasters Debt pursuant to
     Section 5(d) of the TimeMasters Subordination Agreement).

          6.3 Indebtedness. Borrower shall not, nor shall it cause or permit any Subsidiary (other than LaserMaster Europe) thereof to, create, incur, assume or permit to exist any Indebtedness, except (i) Indebtedness of Borrower secured by Liens permitted under Section 6.7,

(ii) the Revolving Credit Loan and the other Obligations, (iii) deferred taxes,
(iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, (v) existing Indebtedness set forth in Schedule 6.3 and refinancings thereof on terms and conditions acceptable to Agent, in its reasonable discretion, which shall in any event be on terms no less favorable to Borrower, Agent or any Lender than the terms of the Indebtedness being refinanced and (vi) intercompany Indebtedness permitted under Section 6.2

          6.4 Employee Loans and Affiliate Transactions. (a) Borrower shall not, nor shall it cause or permit any Subsidiary thereof to, enter into or be a party to any transaction with an Affiliate of Borrower (including, without limitation, sales and transfers of Inventory between Borrower and LaserMaster Europe as described on Schedule 6.4(a) but subject to the financial covenant set forth in clause (h) on Schedule H hereto) except in the ordinary course of and pursuant to the reasonable requirements of Borrower's or its Subsidiary's business and upon fair and reasonable terms that are fully disclosed to Agent in advance and are no less favorable to Borrower or such Subsidiary than would be obtained in a comparable arm's length transaction with a Person not an Affiliate of Borrower. All such transactions existing as of the Closing Date are described on Schedule 6.4(a).

          (b) Borrower shall not, nor shall it cause or permit any Subsidiary (other than LaserMaster Europe) thereof to, enter into any lending or borrowing transaction with any of its employees, except that Borrower and its Subsidiaries (other than LaserMaster Europe) may make loans to officers and employees in the ordinary course of business, provided that the aggregate amount outstanding at any time shall not exceed $50,000 for any single employee and $250,000 in the aggregate for all employees.

          6.5 Capital Structure and Business. Borrower shall not, nor shall it cause or permit any Subsidiary thereof to, (i) make any changes in any of its business objectives, purposes or operations which could in any way adversely affect the repayment of the Revolving Credit Loan or any of the other Obligations or could have or result in a Material Adverse Effect, (ii) make any change in its capital structure as described on Schedule 3.10 (including the issuance of any shares of Stock, warrants or other securities convertible into Stock or any revision of the terms of its outstanding Stock), except in connection with a transaction permitted by Section 6.1, or (iii) amend its certificate or articles of incorporation or bylaws in a manner which would adversely affect the Lenders or its duty or ability to repay the Obligations. Neither Borrower nor any Subsidiary thereof shall engage in any business other than the businesses currently engaged in by Borrower or such Subsidiary or businesses reasonably related thereto.

          6.6 Guaranteed Indebtedness. Borrower shall not, nor shall it cause or permit any Subsidiary thereof to, incur any Guaranteed Indebtedness except
(i) by endorsement of instruments or items of payment for deposit to the general account of Borrower, (ii) for Guaranteed Indebtedness incurred for the benefit of Borrower or any Subsidiary thereof if the primary obligation is expressly permitted by this Agreement and (iii) existing Guaranteed Indebtedness set forth on Schedule 6.6 hereto.

          6.7 Liens. Borrower shall not, nor shall it cause or permit any Subsidiary (other than LaserMaster Europe) thereof to, create, incur, assume or permit to exist any Lien on or with respect to any of its properties or assets (including Accounts, instruments, or chattel paper) of Borrower or any of its Subsidiaries (other than LaserMaster Europe), whether now owned or hereafter acquired except for the following (collectively, "Permitted Liens") (i) Permitted Encumbrances, (ii) presently existing or hereinafter created Liens in favor of Agent, on behalf of Lenders, (iii) Liens created after the date hereof by conditional sale or other title retention agreements (including, without limitation, Capital Leases) or in connection with purchase money indebtedness with respect to properties acquired by Borrower and such Subsidiaries in the ordinary course of business, involving the incurrence of an aggregate amount of purchase money indebtedness and Capital Lease Obligations of not more than $3,500,000 (provided that the aggregate amount incurred by Asia/Pacific shall not exceed $300,000 at any time) outstanding at any one time (including those outstanding as of the Closing Date) for all such Liens (provided that such Liens attach only to the assets subject to such purchase money debt and such Indebtedness is incurred within one hundred twenty (120) days following such purchase and does not exceed 100% of the purchase price of the subject assets),
(iv) Liens existing on the date hereof and described on Schedule 6.7 and (v) subject to the terms and conditions of the TimeMasters Subordination Agreement, Liens only with respect to all or any portion of the Collateral which are subordinate to the Liens created under the Loan Documents securing the Obligations, created after the date hereof solely to secure the TimeMasters Debt.

          In addition, Borrower shall not, nor shall it cause or permit any Subsidiary thereof to, become a party to any agreement, note, indenture or instrument, or take any other action, which would prohibit the creation of a Lien on any of its properties or other assets in favor of Agent, on behalf of itself and Lenders, as additional collateral for the Obligations, except operating leases, Capital Leases or intellectual property licenses which prohibit liens upon the assets that are subject thereto.

          6.8 Sale of Assets. Borrower shall not, nor shall it cause or permit any Subsidiary (other than LaserMaster Europe) thereof to, sell, transfer, convey, assign or otherwise dispose of any of its properties or other assets, including the capital stock of any such Subsidiary (other than LaserMaster Europe) or Borrower or any of their Accounts, other than (i) the sale of Inventory in the ordinary course of business, (ii) the sale, transfer, conveyance or other disposition of assets (other than any Collateral) having a value not exceeding $500,000 in the aggregate in any Fiscal Year, (iii) the sale, transfer, conveyance or other disposition of obsolete or redundant assets,
(iv) the sale, transfer, conveyance or other disposition of any Intellectual Property at any time prior to such Intellectual Property being released, if at all, by the Agent pursuant to Section 11.16 having a value not exceeding $300,000 in the aggregate in any Fiscal Year so long as (A) no default or Event of Default has occurred and is continuing, (B) each such sale, transfer, conveyance or other disposition shall be subject to an irrevocable (while the Obligations remain outstanding and this Agreement has not been terminated), royalty-free license or sublicense, in each case subject to any existing royalty payable to the existing licensor, executed by the purchaser thereof in favor of Agent and Lenders, in form and substance satisfactory to Agent, (C) such sale, transfer, conveyance or other disposition is for consideration consisting solely of cash and such consideration received is at least equal to the fair market value of such assets as determined by the board of directors of Borrower and (D) such sale, transfer, conveyance or other disposition is to a Person which is not, directly or indirectly, an Affiliate of Borrower or an employee, officer or director of Borrower or any of its Affiliates and (v) the sale, transfer, conveyance or other disposition of any Intellectual Property at any time after such Intellectual Property being released, if at all, by the Agent pursuant to Section 11.16 so long as (A) no Default or Event of Default has occurred and is continuing, (B) each such sale, transfer, conveyance or other disposition shall be subject to an irrevocable (while the Obligations remain outstanding and this Agreement has not been terminated), royalty-free license or sublicense, in each case subject to any existing royalty payable to the existing licensor, executed by the purchaser thereof in favor of Agent and Lenders, in form and substance satisfactory to Agent, (C) such consideration received is at least equal to the fair market value of such assets as determined by the board of directors of Borrower and (D) such sale, transfer, conveyance or other disposition is to a Person which is not, directly or indirectly, an Affiliate of Borrower or an employee, officer or director of Borrower or any of its Affiliates. With respect to any disposition of assets or other properties permitted pursuant to this Section 6.8, Agent agrees on reasonable prior written notice to release its Lien on such assets or other properties in order to permit Borrower to effect such disposition and shall execute and deliver to Borrower, at Borrower's expense, appropriate UCC-3 termination statements and other releases as reasonably requested by Borrower.

          6.9 ERISA. Borrower shall not, nor shall it cause or permit any Subsidiary or ERISA Affiliate thereof (without Agent's prior written consent) to, (i) acquire any ERISA Affiliate that maintains or has an obligation to contribute to a Pension Plan that has either an "accumulated funding deficiency", as defined in Section 302 of ERISA, or any "unfunded vested benefits", as defined in Section 4006(a)(3)(e)(iii) of ERISA, in the case of any plan other than a Multiemployer Plan, and in Section 4211 of ERISA in the case of a Multiemployer Plan, in excess of $100,000, (ii) permit or suffer any representation set forth in Schedule 3.14 to cease to be met and satisfied at any time, (iii) terminate any Pension Plan that is subject to Title IV of ERISA where such termination could reasonably be anticipated to result in liability in excess of $100,000 to such Person, (iv) permit any accumulated funding deficiency, as defined in Section 302(a)(2) of ERISA, to be incurred with respect to any Pension Plan, in excess of $100,000, (v) fail to make any material contributions or fail to pay any amounts due and owing as required by the terms of any Plan before such contributions or amounts become delinquent,
(vi) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan, or (vii) fail to promptly provide Agent with copies of any Plan documents or governmental reports or filings, if requested by Agent.

          6.10 Financial Covenants. Borrower shall not breach or fail to comply with any of the Financial Covenants (the "Financial Covenants") set forth in Schedule H.

          6.11 Hazardous Materials. No Borrower shall, nor shall it cause or permit any Subsidiary thereof or any other Person within its control to, cause or permit a material Release or the presence, use, generation, manufacture, installation, Release, discharge, storage or disposal of any Hazardous Materials on, under, in, above or about any of its real estate or the transportation of any Hazardous Materials to or from any real estate where such Release or such presence, use, generation, manufacture, installation, Release, discharge, storage or disposal would violate in any material respect, or form the basis for any material liability under, any Environmental Laws.

          6.12 Sale-Leasebacks. Borrower shall not, nor shall it cause or permit any Subsidiary (other than LaserMaster Europe) thereof to, engage in any sale-leaseback or similar transaction involving any of its assets.

          6.13 Cancellation of Indebtedness. Borrower shall not, nor shall it cause or permit any Subsidiary thereof to, cancel any claim or debt owing to it, except for reasonable consideration negotiated on an arm's-length basis and in the ordinary course of its business consistent with past practices.

          6.14 Restricted Payments. Borrower shall not, nor shall it cause or permit any Subsidiary thereof to, make any Restricted Payment, other than (i) payments necessary to enable Holdings to satisfy its Federal, state and local income tax obligations to the extent such obligations are the result of the net consolidated income of Borrower and its Subsidiaries being attributed to Holdings for tax purposes which are directly related to the operations of Borrower and its Subsidiaries, (ii) payments to Holdings to pay for the actual incurrence by Holdings of necessary legal, accounting and other fees and expenses which are related to the operations of Borrower and its Subsidiaries and (iii) payments to Holdings in an aggregate amount that do not exceed 50% of the Cumulative Net Income Capex/Restricted Payment Basket, if positive, from and after January 1, 1996; provided, however, that in no event shall the aggregate amount of all payments made under clause (ii) above exceed $500,000 in any month.

          6.15 Leases. (a) Borrower shall not, nor shall it cause or permit any Subsidiary (other than LaserMaster Europe) thereof to, enter into any lease of real property or similar agreement or arrangement except (i) those certain leases set forth on Schedule 6.15 hereto, including any renewals or replacements thereof on terms which are not materially different from such leases, and (ii) leases for additional space entered into in the ordinary course of business.

          (b) Borrower shall not nor shall it permit any Subsidiary to enter into or be a party to any operating lease for equipment or personal property if the aggregate of all such operating lease payments payable in any Fiscal Year for Borrower and its Subsidiaries would exceed $2,500,000.

          6.16 Fiscal Year. Borrower shall not, nor shall it cause or permit any Subsidiary thereof to, change its Fiscal Year.

          6.17 Change of Corporate Name or Location. (a) Borrower shall not, nor shall it cause or permit any Subsidiary (other than LaserMaster Europe) thereof to, (i) change its corporate name or (ii) change its chief executive office, principal place of business, corporate offices or warehouses or Collateral locations, or the location of its records concerning the Collateral, in any case without at least thirty (30) days' prior written notice to Agent and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including, without limitation, to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral has been completed or taken and provided that any such new location shall be in the continental United States; (b) in furtherance of and without limiting the scope of clause (a) above, Borrower shall not, nor shall it permit any of its Subsidiaries (other than LaserMaster Europe), to change its name, identity or corporate structure in any manner which might make any financing or continuation statement filed in connection herewith seriously misleading within the meaning of Section 9.402(7) of the Code or any other then applicable provision of the Code except upon prior written notice to Agent and Lenders and after Agent's written acknowledgment that any reasonable action requested by Agent in connection therewith, including, without limitation, to continue the perfection of any Liens in favor of Agent, on behalf of Lenders, in any Collateral has been completed or taken.

          6.18 Sale of Stock. Borrower shall not, nor shall it cause or permit any Subsidiary thereof to, sell (whether in a public or private offering or otherwise) any of its Stock, except with respect to any issuances of any Stock by LaserMaster Europe or any of its Subsidiaries in connection with a transaction permitted by Section 6.1.

          6.19 Cash Management. Borrower shall not, nor shall it cause or permit any Subsidiary (other than LaserMaster Europe) thereof to, accumulate or maintain cash in disbursement or payroll accounts as of any date of determination in excess of checks outstanding against such accounts as of that date and amounts necessary to meet minimum balance requirements other than accounts at ColorMasters with deposits which do not exceed $25,000 in the aggregate at any time.

          6.20 No Impairment of Upstreaming. Borrower shall not, nor shall it cause or permit any Subsidiary thereof to, directly or indirectly, enter into or become bound by any agreement, instrument, indenture or other obligation (other than this Agreement and the other Loan Documents) which could directly or indirectly restrict, prohibit or require the consent of any Person with respect to the payment of dividends or distributions or the making of intercompany loans by a Subsidiary of Borrower to Borrower.

          6.21 Changes Relating to Subordinated Debt. Borrower shall not, nor shall it cause or permit any Subsidiary thereof to do any of the following:

          (A) change or amend the terms of any Subordinated Debt (or any indenture or agreement in connection therewith); or

          (B) prepay, defease or purchase any of the Subordinated Debt; provided, however, that the TimeMasters Debt may be paid at any time in accordance with the terms and conditions of the TimeMasters Debt Documents and the TimeMasters Subordination Agreement.

          6.22 LaserMaster Export Corporation. Borrower shall not cause or permit LaserMaster Export Corporation, a Virgin Island corporation and a wholly-owned Subsidiary of Borrower, to own any assets or to conduct any business other than operations solely as a foreign sales corporation.

          6.23 Asia/Pacific. Borrower shall not cause or permit Asia/Pacific to incur obligations (whether contingent or otherwise) or any Indebtedness other than (a) obligations owing to Borrower, (b) obligations arising solely by operation of law, (c) Indebtedness permitted under Sections 6.7(iii) and 6.3(i), and (d) obligations under any lease of real property which do not exceed $200,000 in calendar years 1996 or 1997 or $300,000 in calendar year 1998.

7.  TERM

          7.1 Termination. The financing arrangements contemplated hereby shall be in effect until the Commitment Termination Date, and the Revolving Credit Loan and all other Obligations shall be automatically due and payable in full on such date.

          7.2 Survival of Obligations Upon Termination of Financing Arrangements. Except as otherwise expressly provided for in the Loan Documents, no termination or cancellation (regardless of cause or procedure) of any financing arrangement under this Agreement shall in any way affect or impair the obligations, duties and liabilities of Borrower or the rights of Agent and Lenders relating to any unpaid portion of the Revolving Credit Loan or any other Obligation, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Loan Document, all undertakings, agreements, covenants, warranties and representations of or binding upon Borrower, and all rights of Agent and each Lender, all as contained in the Loan Documents shall not terminate or expire, but rather shall survive such termination or cancellation and shall continue in full force and effect until such time as all of the Obligations have been paid in full in accordance with the terms of the agreements creating such Obligations.

8.  EVENTS OF DEFAULT: RIGHTS AND REMEDIES

          8.1 Events of Default. The occurrence of any one or more of the following events (regardless of the reason therefor) shall constitute an "Event of Default" hereunder:

          (a) Borrower shall fail to make any payment of (i) principal of the Revolving Credit Loan when due and payable or declared due and payable or (ii) interest on, or any other amount owing in respect of, the Revolving Credit Loan or any other Obligation (other than as set forth in Clause (b) below) within three (3) days after such amount is due and payable or declared due and payable.

          (b) Borrower shall fail to pay any Fees, costs or expenses payable or reimbursable by Borrower under this Agreement or under any other Loan Document, and such failure shall have remained unremedied for a period of 5 days or more after Borrower has received written notice of such failure from Agent or any Lender.

          (c) Borrower shall fail or neglect to perform, keep or observe any of the provisions of (i) Sections 1.8, 5.5 or 6, or any of the provisions set forth in Schedules D or H, respectively; or (ii) Section 4 or any provisions set forth in Schedules F or G, respectively, within twenty (20) days after written notice from Agent.

          (d) Borrower shall fail or neglect to perform, keep or observe any other provision of this Agreement or of any of the other Loan Documents (other than any provision embodied in or covered by any other clause of this Section 8.1) and the same shall remain unremedied for 30 days or more after Borrower has received written notice of any such failure from Agent or any Lender.

          (e) Holdings shall fail or neglect to perform, keep or observe any provision of the Holdings Guaranty, and the same shall remain unremedied for 30 days or more after Holdings shall have received written notice of any such failure from Agent or any Lender.

          (f) A default or breach shall occur under any other agreement, document or instrument to which Holdings, Borrower or any Subsidiary of Borrower is a party and such default is not cured within any applicable grace period and such default or breach (i) involves the failure to make any payment when due in respect of any Indebtedness (other than the Obligations) of Holdings, Borrower or any Subsidiary of Borrower in excess of $200,000 in the aggregate, or (ii) causes such Indebtedness or a portion thereof in excess of $200,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, or (iii) entitles any holder of such Indebtedness or a trustee to cause such Indebtedness or a portion thereof in excess of $200,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment, regardless of whether such right is exercised or waived by such holder or trustee.

          (g) Any representation or warranty herein or in any Loan Document or in any written statement, report, financial statement or certificate made or delivered to any Lender by Borrower shall be untrue or incorrect in any material respect, as of the date when made or deemed made.

          (h) Any representation or warranty in the Holdings Guaranty or in any written statement pursuant thereto, or in any report, financial statement or certificate made or delivered to any Lender by Holdings shall be untrue or incorrect in any material respect, as of the date when made or deemed made.

          (i) Assets of Holdings, Borrower or any Subsidiary of Borrower with a fair market value of $200,000 or more shall be attached, seized, levied upon or subjected to a writ or distress warrant, or come within the possession of any receiver, trustee, custodian or assignee for the benefit of creditors of Holdings, Borrower or any Subsidiary of Borrower and shall such condition shall continue for thirty (30) days or more.

          (j) A case or proceeding shall have been commenced against Holdings, Borrower or any Subsidiary of Borrower in a court having competent jurisdiction seeking a decree or order in respect of Holdings, Borrower or any Subsidiary of Borrower (i) under Title 11 of the United States Code, as now constituted or hereafter amended or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for Holdings, Borrower or any Subsidiary of Borrower or of any substantial part of any such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of Holdings, Borrower or any Subsidiary of Borrower and such case or proceeding shall remain undismissed or unstayed for forty-five (45) days or more or such court shall enter a decree or order granting the relief sought in such case or proceeding.

          (k) Holdings, Borrower or any Subsidiary of Borrower shall (i) file a petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other applicable federal, State or foreign bankruptcy or other similar law, (ii) consent to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) of Holdings, Borrower or any Subsidiary of Borrower or of any substantial part of any such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any such action.

          (l) A final judgment or judgments for the payment of money in excess of $200,000 in the aggregate shall be rendered against Holdings, Borrower or any Subsidiary of Borrower and the same shall not (i) be fully covered by insurance, or (ii) within the applicable statutory time for filing an appeal with respect thereto, have been discharged or execution thereof stayed pending appeal, or shall not have been discharged prior to the expiration of any such stay.

          (m) With respect to any Plan: (i) which is a Defined Contribution Plan or Welfare Plan, Borrower or any ERISA Affiliate thereof or any other party-in-interest or disqualified Person shall engage in any transactions which in the aggregate results in a final assessment to Borrower or any Subsidiary of Borrower in excess of $100,000 under Section 409 or 502 of ERISA or IRC Section 4975 which assessment has not been paid within 30 days of final assessment and which is not being contested pursuant to Sections 6.2(b) or (c) hereof; (ii) Borrower or any ERISA Affiliate thereof shall incur any accumulated funding deficiency, as defined in IRC Section 412, in the aggregate in excess of $100,000, or request a funding waiver from the IRS for contributions in the aggregate in excess of $100,000; (iii) Borrower or any ERISA Affiliate thereof shall not pay any withdrawal liability which involves annual withdrawal liability payments which exceed $100,000, as a result of a complete or partial withdrawal within the meaning of Section 4203 or 4205 of ERISA, within 30 days after the date such payment becomes due, unless such payment is being contested pursuant to Sections 6.2(b) or (c) hereof; (iv) Borrower or any ERISA Affiliate thereof shall fail to make a required contribution by the due date under Section 412 of the IRC or Section 302 of ERISA which would result in the imposition of a lien under Section 412 of the IRC or Section 302 of ERISA within 30 days after the date such payment becomes due; or (v) an ERISA Event (other than an event described in 29 CFR (S)2615.23) with respect to a Plan has occurred, and within thirty (30) days Borrower has not contested such ERISA Event by appropriate proceedings.

          (n) Any material provision of any Loan Document shall for any reason (other than any actions taken by Agent) cease to be valid or enforceable in accordance with its terms (or Holdings, Borrower or any Subsidiary thereof, or any other Person party thereto, shall challenge the enforceability of any Loan Document), or any security interest created under any Loan Document shall cease to be a valid and perfected first priority security interest or Lien (except as otherwise permitted herein or therein) in any of the Collateral purported to be covered thereby.

          (o) Borrower shall cease to be a wholly-owned Subsidiary of Holdings.

          (p) Any "Change of Control" shall occur.

          8.2 Remedies. If any Default or Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), with notice to Borrower, terminate this facility with respect to further Revolving Credit Advances, whereupon any further Revolving Credit Advances shall be made in Agent's sole discretion. If any Event of Default shall have occurred and be continuing, Agent may (and at the written request of the Requisite Lenders shall), with notice to Borrower, (a) declare all or any portion of the Obligations, including all or any portion of the Revolving Credit Loan, to be forthwith due and payable, all without presentment, demand, protest or further notice of any kind, all of which are expressly waived by Borrower;
(b) increase the rate of interest applicable to the Revolving Credit Loan to the Default Rate, as provided in Section 1.4(d); and (c) exercise any rights and remedies provided to Agent under the Loan Documents and/or at law or equity, including all remedies provided under the Code; provided, however, that upon the occurrence of an Event of Default specified in Sections 8.1 (j) or (k), all of the Obligations, including the Revolving Credit Loan, shall become immediately due and payable without declaration, notice or demand by any Person.

          8.3 Waivers by Borrower. Except as otherwise provided for in this Agreement or by applicable law, Borrower waives: (i) presentment, demand and protest and notice of presentment, dishonor, notice of intent to accelerate, notice of acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all commercial paper, accounts, contract rights, documents, instruments, chattel paper and guaranties at any time held by Agent on which Borrower may in any way be liable, and hereby ratifies and confirms whatever Agent may do in this regard, (ii) all rights to notice and a hearing prior to Agent's taking possession or control of, or to Agent's replevy, attachment or levy upon, the Collateral or any bond or security which might be required by any court prior to allowing Agent to exercise any of its remedies, and (iii) the benefit of all valuation, appraisal and exemption laws. Borrower acknowledges that it has been advised by counsel of its choice with respect to this Agreement, the other Loan Documents and the transactions evidenced by this Agreement and the other Loan Documents.

9.  ASSIGNMENT AND PARTICIPATIONS; APPOINTMENT OF AGENT

          9.1 Assignment and Participations. (a) Borrower hereby consents to any Lender's sale of participations, and to any Lender's assignment, at any time or times, of any of the Loan Documents, any Commitment or of any portion thereof or interest therein, including, without limitation, any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not; provided, however, that any assignment by a Lender of all or any part of its Commitment shall (i) require the consent of Agent and the execution of a Lender Addition Agreement in form and substance satisfactory to Agent; (ii) be conditioned on such assignee Lender representing to the assigning Lender and the Agent that it is purchasing the Revolving Credit Loans to be assigned to it for its own account, for investment purposes and not with a view to the distribution thereof; (iii) if a partial assignment, be in an amount at least equal to $2,500,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $2,500,000; and (iv) include a payment by the assigning Lender to the Agent of an assignment fee of $3,000; and, provided, further, that any participation by a Lender of all or any part of its Commitments shall be in an amount at least equal to $2,500,000, and with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount, interest rate or fees payable hereunder in which such holder participates, (ii) any extension of the final scheduled maturity date of the principal amount of the Revolving Credit Loan in which such holder participates, and (iii) any release of all or substantially all of the Collateral (other than in accordance with the terms of this Agreement, the Collateral Documents or the other Loan Documents). Borrower hereby acknowledges and agrees that any participation will give rise to a direct obligation of Borrower to the participant and the participant shall for purposes of Sections 1.14, 1.15 and 9.8 be considered to be a "Lender".

          (b) In the case of an assignment by a Lender under this Section 9.1, the assignee shall have, to the extent of such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Loans hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share.

          (c) Except as otherwise provided in this Section 9.1, no Lender shall, as between Borrower and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Loans, the Notes or other Obligations owed to such Lender.

          (d) Borrower shall assist any Lender permitted to sell assignments or participations under this Section 9.1 as reasonably required to enable the assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the preparation of informational materials for, and the participation of management in meetings with, potential assignees or participants.

          (e) A Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants); provided, however, that any potential assignee or participant shall, before being provided with any confidential information with respect to Borrower, agree to maintain the confidentiality of confidential information of Borrower by executing a confidentiality agreement substantially in the form of the confidentiality agreement executed by Borrower and GE Capital, or such other form as shall be reasonably acceptable to such prospective assignee or participant and Borrower. In the event Agent or any Lender assigns or otherwise transfers all or any part of a Note, Agent or any such Lender shall so notify Borrower and Borrower shall, upon the request of Agent or such Lender, execute new Notes in exchange for the Notes being assigned.

          9.2 Appointment of Agent. GE Capital is hereby appointed Agent to act on behalf of all Lenders as Agent under this Agreement and the other Loan Documents. The provisions of this Section 9.2 are solely for the benefit of Agent and Lenders and neither Borrower nor any Subsidiary thereof nor any other Person shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement and the other Loan Documents, Agent shall act solely as an agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for Borrower, any Subsidiary thereof or any other Person. Agent shall have no duties or responsibilities except for those expressly set forth in this Agreement and the other Loan Documents. The duties of Agent shall be mechanical and administrative in nature and Agent shall not have, or be deemed to have, by reason of this Agreement, any other Loan Document or otherwise a fiduciary relationship in respect of any Lender.
Neither Agent nor any of its officers, directors, employees, agents or representatives shall be liable to any Lender for any action taken or omitted to be taken by it hereunder or under any other Loan Document, or in connection herewith or therewith, except for damages caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted.

          If Agent shall request instructions from Requisite Lenders with respect to any act or action (including failure to act) in connection with this Agreement or any other Loan Document, then Agent shall be entitled to refrain from such act or taking such action unless and until Agent shall have received instructions from Requisite Lenders, and Agent shall not incur liability to any Person by reason of so refraining. Agent shall be fully justified in failing or refusing to take any action hereunder or under any other Loan Document (a) if such action would, in the opinion of Agent, be contrary to law or the terms of this Agreement or any other Loan Document or (b) if Agent shall not first be indemnified to its satisfaction against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting hereunder or under any other Loan Document in accordance with the instructions of Requisite Lenders.

          9.3 Agent's Reliance, Etc. Neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with this Agreement or the other Loan Documents, except for its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. Without limitation of the generality of the foregoing, Agent: (i) may treat the payee of any Revolving Credit Note as the holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Agent; (ii) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Lender and shall not be responsible to any Lender for any statements, warranties or representations made in or in connection with this Agreement or the other Loan Documents; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or the other Loan Documents on the part of Borrower or to inspect the Collateral (including the books and records) of Borrower; (v) shall not be responsible to any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Loan Documents or any other instrument or document furnished pursuant hereto or thereto; and (vi) shall incur no liability under or in respect of this Agreement or the other Loan Documents by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopy, telegram, cable or telex) believed by it to be genuine and signed or sent by the proper party or parties.

          9.4 GE Capital and Affiliates. With respect to its commitment hereunder to make Revolving Credit Advances, GE Capital shall have the same rights and powers under this Agreement and the other Loan Documents as any other Lender and may exercise the same as though it were not Agent; and the term "Lender" or "Lenders" shall, unless otherwise expressly indicated, include GE Capital in its individual capacity. GE Capital and its Affiliates may lend money to, invest in, and generally engage in any kind of business with, Borrower, any of its Subsidiaries and Affiliates and any Person who may do business with or own securities of Borrower or any such Subsidiary or Affiliate, all as if GE Capital were not Agent and without any duty to account therefor to Lenders. GE Capital and its Affiliates may accept fees and other consideration from Borrower and any of its Subsidiaries for services in connection with the Agreement or otherwise without having to account for the same to Lenders.

          9.5 Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon Agent or any other Lender and based on the financial statements referred to in Section 3.4 and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of Borrower and its Subsidiaries and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement. Each Lender acknowledges the potential conflict of interest of each other Lender as a result of the Lenders holding disproportionate interests in the Loans, and expressly consents to, and waives any claim based upon, such conflict of interest.

          9.6 Indemnification. Lenders agree to indemnify Agent (to the extent not reimbursed by Borrower and without limiting the Obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or wilful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted. Without limiting the foregoing, each Lender agrees to reimburse Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Loan Document, to the extent that Agent is not reimbursed for such expenses by Borrower.

          9.7 Successor Agent. Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor Agent which shall be reasonably acceptable to Borrower. If no successor Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment, within 30 days after the resigning Agent's giving notice of resignation then the resigning Agent may, on behalf of the Lenders, appoint a successor Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution organized under the laws of the United States of America or of any State thereof having a combined capital and surplus of at least $300,000,000, which is reasonably acceptable to Borrower. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the resigning Agent, and the resigning Agent shall be discharged from its duties and obligations under this Agreement and the other Loan Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder as Agent, the provisions of this Section 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement and the other Loan Documents.

          9.8 Setoff and Sharing of Payments. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Event of Default, each Lender and each holder of any Note is hereby authorized at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Note having a right to set off shall, to the extent the amount of any such set off exceeds its Pro Rata Share of the Obligations, purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Obligations as would be necessary to cause such Lender to share such excess with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro

Rata Share of the Obligations and may sell participations in such excess to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Revolving Credit Advances made or other Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of Revolving Credit Advances and other Obligations in the amount of such participation.

          9.9 Disbursement of Funds. Agent may, on behalf of Lenders, disburse funds to Borrower for Revolving Credit Advances requested. Each Lender shall reimburse Agent on demand for all funds disbursed on its behalf by Agent, or if Agent so requests, each Lender will remit to Agent its Pro Rata Share of any Revolving Credit Advance before Agent disburses same to Borrower. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon Agent's demand, Agent shall promptly notify Borrower and Borrower shall immediately repay such amount to Agent. Nothing in this Section 9.9 or elsewhere in this Agreement or the other Loan Documents shall be deemed to require Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Revolving Credit Loan Commitment hereunder or to prejudice any rights that Borrower may have against any Lender as a result of any default by such Lender hereunder.

           9.10  Advances; Payments; Information; Non-Funding Lenders.

                 (a) Revolving Credit Advances; Payments; Fee Payments.

                 (i) The Revolving Credit Loan balance may fluctuate from day to day through Agent's disbursement of funds to, and receipt of funds from, Borrower. In order to minimize the frequency of transfers of funds between Agent and each Lender, Revolving Credit Advances and payments in respect thereof will be settled according to the procedures described in Sections 9.10(a)(ii) and 9.10(a)(iii) below. Notwithstanding these procedures, each Lender's obligation to fund its portion of any advances made by Agent to Borrower will commence on the date such advances are made by Agent. Such payments will be made by each Lender without setoff, counterclaim or reduction of any kind.

                 (ii) Not later than 11:00 a.m. (Chicago time) on the second
(2nd) Business Day of each week, or more frequently (including daily) if Agent so elects (each such day being a "Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of the Revolving Credit Loan balance as of the close of business on the first (1st) Business Day immediately preceding the Settlement Date. In the event that payments are necessary to adjust the amount of such Lender's portion of the Revolving Credit Loan to such Lender's Pro Rata Share of the Revolving Credit Loan as of any Settlement Date, the party from which such payment is due will pay the other, in same day funds, by wire transfer to the other's account not later than 2:00 p.m. (Chicago time) on the Settlement Date. Notwithstanding the foregoing, if Agent so elects, Agent may require that each Lender make its Pro Rata Share of any requested Revolving Credit Advance available to Agent for disbursement prior to the funding of such Revolving Credit Advance. If Agent elects to require that such funds be so made available,

Agent shall advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of the requested Revolving Credit Advance no later than 11:00 a.m. (Chicago time) on the date of funding thereof, and each such Lender shall pay Agent such Lender's Pro Rata Share of such requested Revolving Credit Advance, in same day funds, by wire transfer to the Agent's account not later than 2:00 p.m. (Chicago time) on the date of funding such Revolving Credit Advance.

                 (iii) For purposes of this Section 9.10(a)(iii), the following terms and conditions will have the following meanings:

                 (A) "Daily Loan Balance" means, with respect to the Revolving Credit Loan, an amount calculated as of the end of each calendar day by subtracting (i) the cumulative principal amount paid by Agent to a Lender with respect to such Loan from the Closing Date through and including such calendar day, from (ii) the cumulative principal amount of such Loan advanced by such Lender to Agent from the Closing Date through and including such calendar day.

                 (B) "Daily Interest Rate" means, with respect to the Revolving Credit Loan, an amount calculated by dividing the interest rate payable to a Lender on such Loan (as set forth in Section 1.5) as of each calendar day by three hundred sixty (360) days.

                 (C) "Daily Interest Amount" means, with respect to the Revolving Credit Loan, an amount calculated by multiplying the Daily Loan Balance of such Loan by the associated Daily Interest Rate applicable to such Loan.

                 (D) "Interest Ratio" means, with respect to the Revolving Credit Loan, a number calculated by dividing the total amount of interest on such Loan received by Agent during the immediately preceding month by the total amount of interest on such Loan due from Borrower during the immediately preceding month.

On the first (1st) Business Day of each calendar month (an "Interest Settlement Date"), Agent will advise each Lender by telephone, telex or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders on the Revolving Credit Loan as of the end of the last day of the immediately preceding month. Provided that such Lender has made all payments required to be made by it under this Agreement and the other Loan Documents, Agent will pay to such Lender, by wire transfer to such Lender's account (as specified by such Lender on the applicable Lender Addition Agreement, as amended by such Lender from time to time after the date hereof pursuant to the notice provisions contained herein or in the applicable Lender Addition Agreement) not later than 12:00 noon (Chicago time) on the next Business Day following the Interest Settlement Date, such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders on the Revolving Credit Loan. Such Lender's Pro Rata Share of interest on the Revolving Credit Loan will be calculated by adding together the Daily Interest Amounts for each calendar day of the prior month for such Loan and multiplying the total thereof by the Interest Ratio for such Loan.

          (b) Availability of Lender's Pro Rata Share.

          (i) Agent may assume that each Lender will make its Pro Rata Share of each Revolving Credit Advance available to Agent on the first (1st) Business Day following each Settlement Date. If such Pro Rata Share is not, in fact, paid to Agent by such Lender when due, Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind.

          (ii) Nothing contained in this Section 9.10(b) will be deemed to relieve any Lender of its obligation to fulfill its Commitments or to prejudice any rights Agent or Borrower may have against any Lender as a result of any default by such Lender under this Agreement.

          (c)  Return of Payments.

          (i) If Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by Agent from Borrower and such related payment is not received by Agent, then Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

          (ii) If Agent determines at any time that any amount received by Agent under this Agreement must be returned to Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Loan Document, Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Agent on demand any portion of such amount that Agent has distributed to such Lender, together with interest at such rate, if any, as Agent is required to pay to Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

          (d)  Dissemination of Information.

          Agent will use reasonable efforts to provide Lenders with any information received by Agent from Borrower which is required to be provided to Lenders hereunder, with any notice of Default or Event of Default received by Agent from Borrower, with any notice of Default or Event of Default delivered by Agent to Borrower, with notice of any Default or Event of Default of which Agent has actually become aware and with notice of any action taken by Agent following any Default or Event of Default; provided, however, that Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable to Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction after all possible appeals have been exhausted.

          (e) Non-Funding Lenders. The failure of any Lender (such Lender, a "Non-Funding Lender") to make any Revolving Credit Advance to be made by it on the date specified therefor shall not relieve any other Lender (each such other Lender, an "Other Lender") of its obligations to make its Revolving Credit Advance on such date, but neither any Other Lender nor Agent shall be responsible for the failure of any Non-Funding Lender to make a Revolving Credit Advance to be made by such Non-Funding Lender, and no Non-Funding Lender shall have any obligation to Agent or any Other Lender for the failure by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under, or with respect to, any Loan Document. Anything in this Agreement to the contrary notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Notes (including, without limitation, exercising any rights of set-off) without first obtaining the prior written consent of Agent or Required Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Notes shall be taken in concert and at the direction or with the consent of the Agent.

10. SUCCESSORS AND ASSIGNS

          10.1 Successors and Assigns. This Agreement and the other Loan Documents shall be binding on and shall inure to the benefit of Borrower, Agent, Lenders and their respective successors and assigns, except as otherwise provided herein or therein. Borrower may not assign, transfer, hypothecate or otherwise convey its rights, benefits, obligations or duties hereunder or under any of the other Loan Documents without the prior express written consent of Agent and Requisite Lenders. Any such purported assignment, transfer, hypothecation or other conveyance by Borrower without the prior express written consent of Agent shall be void. The terms and provisions of this Agreement are for the purpose of defining the relative rights and obligations of Borrower, Agent and Lenders with respect to the transactions contemplated hereby and there shall be no third party beneficiaries of any of the terms and provisions of this Agreement or any of the other Loan Documents.

11. MISCELLANEOUS

          11.1 Complete Agreement; Modification of Agreement. The Loan Documents constitute the complete agreement between the parties with respect to the subject matter thereof and may not be modified, altered or amended except as set forth in Section 11.2 below. Except for the confidentiality letter dated November 22, 1995 between Borrower and GE Capital, any letter of interest or commitment letter and/or fee letter between Borrower and Agent or any of its affiliates, predating this Agreement and relating to a financing of substantially similar form, purpose or effect shall be superseded by this Agreement.

          11.2 Amendments and Waivers. (a) Except as otherwise provided herein, no amendment, modification, termination or waiver of any provision of this Agreement or any of the

Notes or consent to any departure by Borrower or any of its Subsidiaries therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.

          (b) In furtherance of and without limiting the foregoing, no amendment, modification, termination or waiver of or consent with respect to any provision of this Agreement which (i) increases the percentage advance rates set forth in the definition of Borrowing Base or (ii) makes less restrictive the nondiscretionary criteria for exclusion from Eligible Accounts and Eligible Inventory set forth in Schedule B and Schedule C hereto shall be effective unless the same shall be in writing and signed by Agent, Requisite Lenders and Borrower.

          (c) Notwithstanding the foregoing, except to the extent permitted by any applicable Lender Addition Agreement, no amendment, modification, termination or waiver shall, unless in writing and signed by Agent and each affected Lender, do any of the following: (a) increase the principal amount of the Commitment of any affected Lender; (b) reduce the principal of, rate of interest on or Fees payable with respect to any Revolving Credit Advance; (c) extend the final scheduled maturity date of the principal amount of any Loan;
(d) waive, forgive, defer, extend or postpone any payment of interest or Fees required hereunder; (e) release the Holdings Guaranty; (f) except as otherwise contemplated herein or in one of the other Loan Documents, permit Borrower to sell or otherwise dispose of any Collateral with a value exceeding $5,000,000 in the aggregate; (g) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which shall be required for Lenders or any of them to take any action hereunder; and (h) amend or waive this Section 11.2 or the definitions of the terms used in this Section 11.2 insofar as the definitions affect the substance of this Section 11.2; and provided, further, that no amendment, modification, termination or waiver affecting the rights or duties of Agent under this agreement or any other Loan Document shall in any event be effective, unless in writing and signed by Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for Agent to take additional Collateral pursuant to any Loan Document. No amendment, modification, termination or waiver of any provision of any Note shall be effective without the written concurrence of the holder of that Note. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 11.2 shall be binding upon each holder of the Notes at the time outstanding and each future holder of the Notes.

          11.3 Fees and Expenses. Borrower shall reimburse Agent for all reasonable out-of-pocket expenses incurred in connection with (a) the preparation of the Loan Documents (including the reasonable fees and expenses of all of its special loan counsel, advisors, consultants and auditors retained in connection with the Loan Documents and the transactions contemplated thereby and advice in connection therewith), and (b) wire transfers to the account of Borrower. Borrower shall reimburse Agent (and, with respect to clauses (iii) and (iv) below, each Lender) for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors

(including environmental and management consultants) for advice, assistance, or other representation in connection with:

          (i) the forwarding to Borrower or any other Person on behalf of Borrower by Agent of the proceeds of the Revolving Credit Advances;

          (ii) any amendment, modification or waiver of, or consent with respect to, any of the Loan Documents or advice in connection with the administration of the loans made pursuant hereto or its rights hereunder or thereunder;

          (iii) any litigation, contest, dispute, suit, proceeding or action (whether instituted by Agent, any Lender, Borrower or any other Person) in any way relating to the Collateral, any of the Loan Documents or any other agreement to be executed or delivered in connection therewith or herewith, whether as party, witness, or otherwise, including any litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against Borrower or any other Person that may be obligated to Agent by virtue of the Loan Documents;

          (iv) any attempt to enforce any rights of Agent or any Lender against Borrower or any other Person that may be obligated to Agent or any Lender by virtue of any of the Loan Documents;

          (v) efforts to (A) monitor the Loans or any of the other Obligations,
(B) evaluate, observe, assess Borrower, any Subsidiary thereof or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Collateral;

including, without limitation, all the attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings; and all expenses, costs, charges and other fees incurred by such counsel and others in any way or respect arising in connection with or relating to any of the events or actions described in this
Section 11.3 shall be payable, on demand, by Borrower to Agent. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          11.4 No Waiver. Agent's or any Lender's failure, at any time or times, to require strict performance by Borrower of any provision of this Agreement and any of the other Loan Documents shall not waive, affect or diminish any right of Agent or such Lender thereafter to demand strict compliance and performance therewith. Any suspension or waiver of an Event of Default under this Agreement or any of the other Loan Documents shall not suspend, waive or affect any other Event of Default under this Agreement and any of the other Loan Documents whether the same is prior or subsequent thereto and whether of the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of Borrower contained in this Agreement or any of the other Loan Documents and no Default or Event of Default by Borrower under this Agreement and no defaults by Borrower under any of the other Loan Documents shall be deemed to have been suspended or waived by Agent or any Lender, unless such waiver or suspension is by an instrument in writing signed by an officer of or other authorized employee of Agent and Requisite Lenders and directed to Borrower specifying such suspension or waiver.

          11.5 Remedies. Agent's and Lenders' rights and remedies under this Agreement shall be cumulative and nonexclusive of any other rights and remedies which Agent or any Lender may have under any other agreement, including the other Loan Documents, by operation of law or otherwise. Recourse to the Collateral shall not be required.

          11.6 Severability. Wherever possible, each provision of this Agreement and the other Loan Documents shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          11.7 Conflict of Terms. Except as otherwise provided in this Agreement or any of the other Loan Documents by specific reference to the applicable provisions of this Agreement, if any provision contained in this Agreement is in conflict with, or inconsistent with, any provision in any of the other Loan Documents, the provision contained in this Agreement shall govern and control.

          11.8 Authorized Signature. Until Agent shall be notified by Borrower to the contrary, the signature upon any document or instrument delivered pursuant hereto of an officer of Borrower listed on Schedule 11.8 shall bind Borrower and be deemed to be the act of Borrower affixed pursuant to and in accordance with resolutions duly adopted by Borrower's Board of Directors.

          11.9 GOVERNING LAW. EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN ANY OF THE LOAN DOCUMENTS, IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, THIS AGREEMENT AND THE OBLIGATIONS ARISING HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICT OF LAW PROVISIONS) AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. BORROWER, AGENT AND LENDERS HEREBY CONSENT AND AGREE THAT THE STATE OR FEDERAL COURTS LOCATED IN COOK COUNTY, CITY OF CHICAGO, ILLINOIS, SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWERS, AGENT AND LENDERS PERTAINING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS

AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, PROVIDED, THAT AGENT, LENDERS AND BORROWER ACKNOWLEDGE THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF COOK COUNTY, CITY OF CHICAGO, ILLINOIS AND, PROVIDED, THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE COLLATERAL OR ANY OTHER SECURITY FOR THE OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF AGENT. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND BORROWER HEREBY WAIVES ANY OBJECTION WHICH BORROWER MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT.

          11.10 Notices. Except as otherwise provided herein, whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon either of the parties by the other party, or whenever either of the parties desires to give or serve upon the other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (i) upon the earlier of actual receipt and three (3) Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (ii) upon transmission, when sent by telecopy or other similar facsimile transmission (with such telecopy or facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 11.10), (iii) one (1) Business Day after deposit with a reputable overnight courier with all charges prepaid or (iv) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number indicated on Schedule I or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than Borrower or Agent) designated on
Schedule I to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication.

          11.11 Section Titles. The Section titles and Table of Contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          11.12 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          11.13 WAIVER OF JURY TRIAL. BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG AGENT, LENDERS AND BORROWER ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH, THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS RELATED THERETO.

          11.14 Press Releases. Borrower hereby agrees that it is not on the date hereof issuing any press releases with respect to this Agreement or the Related Transactions which mentions or uses the name of General Electric Capital Corporation or its affiliates. Borrower further agrees that it will not make in the future any press releases using the name of General Electric Capital Corporation or its affiliates referring to this Agreement without the prior written consent of GE Capital unless Borrower is required to do so under law and then, in any event, Borrower will consult with GE Capital before issuing such press release.

          11.15 Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against Borrower for liquidation or reorganization, should Borrower become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of Borrower's assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a "voidable preference," "fraudulent conveyance," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          11.16 Release of Intellectual Property Lien. The Agent and the Lenders agree to release their Lien created under the Loan Documents solely with respect to the Intellectual Property of Borrower, ColorMasters and Asia/Pacific if, and only if, the following terms and conditions have been satisfied: (i) no Default or Event of Default has occurred and is continuing; (ii) Excess Availability is equal to or greater than $2,000,000; (iii) the Average Payable Days is less than 60 days; (iv) Holdings and its Subsidiaries shall have positive net income, determined on a consolidated basis in accordance with GAAP, for each of the immediately preceding two (2) Fiscal Quarters; (v) Holdings and its Subsidiaries shall have cumulative positive net income, determined on a consolidated basis in accordance with GAAP, or new cash equity in the form of cash proceeds of sales of common stock and/or capital contributions received by Borrower (net of any fees, costs and expenses incurred in connection with any such sale or contribution, including, without limitation, underwriters' discounts) (but excluding any such equity proceeds (x) which are invested in or otherwise used to benefit LaserMaster Europe or (y) used to repay the TimeMasters Debt pursuant to Section 5(d) of the TimeMasters Subordination Agreement), if any, of at least $5,000,000 from and after January 1, 1996; (vi) prior to or contemporaneously with such release, Borrower shall deliver a certificate of the Chief Executive Officer of Borrower certifying, in form and substance satisfactory to Agent, as to the satisfaction of all of the terms and conditions set forth in this Section 11.16; and (vii) prior to or contemporaneously with such release, Borrower shall have caused TimeMasters to release all Liens and return all collateral securing all or any portion of the TimeMasters Debt, after which time the TimeMasters Debt shall no longer be secured by any property or assets. The capital stock of Borrower shall not be pledged to secure any Indebtedness or other obligations. Anything in this Section 11.16 to the contrary notwithstanding, Agent shall at all times retain for the benefit of itself and Lenders the right to utilize such Intellectual Property to the extent permitted in Section 9 of the applicable Borrower Security Agreement or Subsidiary Security Agreements.



                            [signature page follows]

          IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the date first written above.


                                        LASERMASTER CORPORATION


                                        By:   /s/ Melvin Masters
                                              ----------------------------------

                                        Name:    Mel Masters
                                               ---------------------------------

                                        Title:    CEO, LMC
                                                --------------------------------



                                        GENERAL ELECTRIC CAPITAL
                                          CORPORATION,
Revolving Credit Loan                   as Agent and Lender
  Commitment:
$10,000,000                             By:    /s/ Shaun Pettit
                                             -----------------------------------

                                        Name:    Shaun Pettit
                                               ---------------------------------

                                        Title:    Duly Authorized Signatory
                                                --------------------------------